SHARE EXCHANGE AGREEMENT

                                      among

                           BAXTER INTERNATIONAL INC.,

                            NEPTUNE ACQUISITION CORP.

                                       and

                          NORTH AMERICAN VACCINE, INC.




                          Dated as of November 17, 1999

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


ARTICLE I  DEFINITIONS........................................................2
      SECTION 1.01    Certain Defined Terms...................................2

ARTICLE II  THE ARRANGEMENT...................................................9
      SECTION 2.01    The Arrangement.........................................9
      SECTION 2.02    Interim Order...........................................9
      SECTION 2.03    Mailing of Proxy Statement..............................9
      SECTION 2.04    Final Order.............................................9
      SECTION 2.05    Filing of Articles of Arrangement.......................9
      SECTION 2.06    Effective Time..........................................9

ARTICLE III  EXCHANGE OF SHARES..............................................10
      SECTION 3.01    Exchange of Shares.....................................10
      SECTION 3.02    No Fractional Share Certificates.......................12
      SECTION 3.03    Options and Warrants to Purchase Company Common
                      Shares.................................................12
      SECTION 3.04    Certain Adjustments....................................13
      SECTION 3.05    Lost, Stolen or Destroyed Certificates.................13
      SECTION 3.06    Taking of Necessary Action; Further Action.............13
      SECTION 3.07    Dissenting Shareholders................................13

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF COMPANY........................14
      SECTION 4.01    Organization and Qualification; Subsidiaries...........14
      SECTION 4.02    Certificate of Incorporation and Bylaws................14
      SECTION 4.03    Capitalization.........................................14
      SECTION 4.04    Authority Relative to this Agreement...................16
      SECTION 4.05    No Conflict; Required Filings and Consents.............16
      SECTION 4.06    Permits; Compliance with Laws..........................17
      SECTION 4.07    SEC Filings; Financial Statements......................17
      SECTION 4.08    Absence of Certain Changes or Events...................18
      SECTION 4.09    Employee Benefit Plans; Labor Matters..................19
      SECTION 4.10    Contracts..............................................21
      SECTION 4.11    Litigation.............................................23
      SECTION 4.12    Environmental Matters..................................23
      SECTION 4.13    Intellectual Property..................................23
      SECTION 4.14    Taxes..................................................26
      SECTION 4.15    Insurance..............................................27
      SECTION 4.16    Properties.............................................27
      SECTION 4.17    Affiliates.............................................28


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                                                                            PAGE
                                                                            ----

      SECTION 4.17    Opinion of Financial Advisor...........................28
      SECTION 4.19    Brokers................................................28
      SECTION 4.20    Certain Business Practices.............................28
      SECTION 4.21    Business Activity Restriction..........................28
      SECTION 4.22    WARN Act...............................................29
      SECTION 4.23    FDA Matters............................................29

ARTICLE V  REPRESENTATIONS AND WARRANTIES  OF PARENT AND
ACQUIRECO....................................................................30
      SECTION 5.01    Organization and Qualification; Subsidiaries...........30
      SECTION 5.02    Certificate of Incorporation and Bylaws................30
      SECTION 5.03    Capitalization.........................................30
      SECTION 5.04    Authority..............................................31
      SECTION 5.05    No Conflict; Required Filings and Consents.............31
      SECTION 5.06    Absence of Certain Changes or Events...................32
      SECTION 5.07    SEC Filings; Financial Statements......................32
      SECTION 5.08    Brokers................................................33
      SECTION 5.09    No Prior Activities....................................33

ARTICLE VI  COVENANTS........................................................33
      SECTION 6.01    Conduct of Business by Company Pending the Effective
                      Time...................................................33
      SECTION 6.02    Notices of Certain Events..............................36
      SECTION 6.03    Access to Information; Confidentiality.................36
      SECTION 6.04    No Solicitation of Transactions........................36
      SECTION 6.05    Control of Operations..................................37
      SECTION 6.06    Further Action; Consents; Filings......................38
      SECTION 6.07    Additional Reports.....................................39
      SECTION 6.08    Company Stock Plans and Warrants.......................39
      SECTION 6.09    United Kingdom Filings.................................40
      SECTION 6.10    Company Indebtedness...................................40

ARTICLE VII  ADDITIONAL AGREEMENTS...........................................40
      SECTION 7.01    Registration Statement; Proxy Statement................40
      SECTION 7.02    Shareholders'Meeting...................................42
      SECTION 7.02    Affiliates.............................................43
      SECTION 7.04    Directors'and Officers'Indemnification and Insurance...43
      SECTION 7.05    No Shelf Registration..................................44
      SECTION 7.06    Public Announcements...................................44
      SECTION 7.07    NYSE Listing...........................................44


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                                                                            ----


      SECTION 7.08    Blue Sky...............................................44

ARTICLE VIII  CONDITIONS.....................................................44
      SECTION 8.01    Conditions to the Obligations of Each Party............44
      SECTION 8.02    Conditions to the Obligations of Company...............45
      SECTION 8.03    Conditions to the Obligations of Parent and Acquireco..47
      SECTION 8.04    Merger of Conditions...................................48

ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER................................47
      SECTION 9.01    Termination............................................47
      SECTION 9.02    Effect of Termination..................................49
      SECTION 9.03    Amendment..............................................49
      SECTION 9.04    Waiver.................................................49
      SECTION 9.05    Termination Fee; Expenses..............................50

ARTICLE X  GENERAL PROVISIONS................................................51
      SECTION 10.01   Non-Survival of Representations and Warranties.........51
      SECTION 10.02   Notices................................................51
      SECTION 10.03   Severability...........................................52
      SECTION 10.04   Assignment; Binding Effect; Benefit....................52
      SECTION 10.05   Incorporation of Exhibits..............................52
      SECTION 10.06   Governing Law..........................................52
      SECTION 10.07   Waiver of Jury Trial...................................53
      SECTION 10.08   Specific Performance...................................53
      SECTION 10.09   Headings; Interpretation...............................53
      SECTION 10.10   Counterparts...........................................53
      SECTION 10.11   Entire Agreement.......................................53




                                     ANNEXES

ANNEX A         Plan of Arrangement
ANNEX B         Form of Company Shareholder Agreement
ANNEX C         Form of Warrant Termination Letter
ANNEX D         Form of Affiliate Letter
ANNEX E         Form of Opinion of Thomas J. Sabatino, Jr., General Counsel of
                 Parent
ANNEX F         Form of Opinion of Special Patent Counsels to Company
ANNEX G-1       Form of Opinion of U.S. Counsel to Company
ANNEX G-2       Form of Opinion of Canadian Counsel to Company
ANNEX H         Term Sheet to Tax Side Letter

                            SHARE EXCHANGE AGREEMENT

           This SHARE EXCHANGE AGREEMENT, dated as of November 17, 1999, among BAXTER INTERNATIONAL INC., a Delaware corporation ("PARENT"), NEPTUNE ACQUISITION CORP., an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly owned subsidiary of Parent ("ACQUIRECO"), and NORTH AMERICAN VACCINE, INC., a corporation existing under the federal laws of Canada ("COMPANY"):


                              W I T N E S S E T H:
                              -------------------

           WHEREAS the Company and Acquireco desire to propose to the shareholders of Company an Arrangement (as hereinafter defined) under the CBCA (as hereinafter defined) substantially on the terms and subject to the conditions set forth in the Plan of Arrangement attached hereto as Annex A;

           WHEREAS in order to implement Acquireco's proposal referred to above, Company intends to propose to its shareholders an Arrangement under Section 192 of the CBCA involving Company, Acquireco and the shareholders of Company;

           WHEREAS the board of directors of Company has unanimously determined that the Arrangement is fair and is in the best interests of Company and the shareholders of Company and has agreed to enter into this Agreement and to recommend that the shareholders of Company vote in favor of the Arrangement Resolution (as hereinafter defined), all on the terms and subject to the conditions contained herein;

           WHEREAS the board of directors of Parent and Acquireco have approved the transactions contemplated by this Agreement, including the Arrangement;

           WHEREAS the parties acknowledge that the transactions contemplated by this Agreement are intended to result in a "qualified stock purchase" within the meaning of Section 338(d)(3) of the Code (as hereinafter defined) and that an election pursuant to Section 338(g) of the Code will be made with respect to such purchase;

           WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain shareholders of Company have entered into a shareholder agreement (each, a "COMPANY SHAREHOLDER AGREEMENT") in the form attached hereto as Annex B;

           NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

           SECTION 1.01 CERTAIN DEFINED TERMS. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

           "AFFILIATE" shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with the first Person.

           "AGREEMENT" shall mean this Share Exchange Agreement and includes the Plan of Arrangement attached hereto as Annex A as the same may be supplemented or amended from time to time.

           "ARRANGEMENT" shall mean the arrangement under Section 192 of the CBCA, pursuant to which all of the issued and outstanding Company Common Shares and Company Preferred Shares shall be acquired by Acquireco from the holders of such shares for the consideration set forth in Section 3.01 hereof, substantially on the terms and subject to the conditions set forth in this Agreement and the Plan of Arrangement attached hereto as Annex A.

           "ARRANGEMENT RESOLUTION" shall mean the resolution or resolutions of the shareholders of Company approving the Arrangement as required by applicable law and the Interim Order, substantially in the form attached to the Proxy Statement (as defined in Section 7.01).

           "ARTICLES OF ARRANGEMENT" shall mean the articles of arrangement in respect of the Arrangement in the form required by the CBCA to be sent to the Director after the Final Order is made.

           "ASE" shall mean the American Stock Exchange.

           "BEST KNOWLEDGE" shall mean, with respect to Company, that any one of the following employees of Company is actually aware of a fact or other matter, or should have become aware of a fact or other matter, based upon due inquiry and investigation: Chief Executive Officer; Chief Financial Officer; Acting General Counsel; Vice President, Marketing and Sales; Vice President, Regulatory Affairs; Director of Human Resources.

           "BLUE SKY LAWS" shall mean state and provincial securities or "blue sky" laws.

           "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in the City of New York.

           "CBCA" shall mean the CANADA BUSINESS CORPORATIONS ACT, as amended from time to time.

           "CODE" shall mean the Internal Revenue Code of 1986, as amended.

           "COMPANY COMPETING TRANSACTION" shall mean any of the following involving Company (other than the Arrangement):

               (i) any merger, consolidation, amalgamation, arrangement, share exchange, business combination or other similar transaction;

               (ii) any sale, lease, exchange, transfer or other disposition of 10% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions, other than in the ordinary course of business consistent with past practice;

               (iii) any license, sublicense or sale of Company Intellectual
                     Property (as defined in Section 4.13(a)) or similar contract, agreement, arrangement, or commitment with respect to Company Intellectual Property (except for any express or implied license in connection with the sale of Company's products in the ordinary course of business consistent with past practice);

               (iv) any tender offer or exchange offer for 10% or more of the outstanding voting securities of the Company or the filing of a registration statement under the Securities Act in connection therewith;

               (v) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed (other than a Person or group consisting exclusively of those Persons who execute a Company Shareholder Agreement (the execution of which shall not be deemed to be an admission that such Person is a "group" as defined under Section 13(d) of the Exchange
                     Act)) which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the outstanding voting securities of the Company;

               (vi) any solicitation in opposition to the approval of this Agreement by the stockholders of Company; or

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               (vii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

           "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement and forming a part hereof.

           "COMPANY MATERIAL ADVERSE EFFECT" shall mean (1) any change in or effect on the business of Company and the Company Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, prospects, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole, or (2) any significant loss of personnel of Company or the Company Subsidiaries, which personnel cannot be retained by offering additional compensation (consistent with the terms of Section 6.01(h)) or replaced by Company or Parent, as the case may be, using commercially reasonable efforts, within a reasonable period of time after such departure(s) so as to avoid any material adverse change in Company's performance or prospects or, with respect to the period of time from the date hereof until March 31, 2000, from Company's performance set forth in Company's financial projections as set forth in the balance sheets, statements of cash flows, and comparative statements of operations (2000 forecast) for Company dated October 25, 1999 attached hereto as Schedule I ("COMPANY PROJECTIONS")) (including but not limited to losses of institutional knowledge, know how or other intangible intellectual property that could prevent or materially delay Company from meeting such projections) PROVIDED, HOWEVER, that clause (1) of this definition shall not include (i) a decrease in the trading price of Company Common Shares or (ii) any circumstances or events (including, without limitation, any loss of personnel, loss of customers, loss of suppliers or the delay or cancellation of any orders for products) (a) relating to the economy in general, (b) relating to the industry in which Company operates in general, (c) relating to any actions taken by the ASE with respect to its letter to Company dated September 24, 1999,
(d) arising primarily out of or resulting primarily from actions contemplated by Company and Parent in connection with, or which is attributable primarily to, the announcement of this Agreement and/or the transactions contemplated hereby or (e) relating to the release of Company's financial results or Company's failure to meet any publicized financial projections for so long as Company's revenue and expenses are substantially in accordance with the Company Projections. Notwithstanding anything to the contrary contained in this Agreement, a Company Material Adverse Effect shall be deemed to have occurred if any of the following shall have occurred: Company shall have failed to (i) obtain the regulatory approvals for NeisVac-C necessary to perform its obligations under the Supply Agreement dated July 7, 1999 ("SUPPLY AGREEMENT") between Company and NHS Supplies Authority, (ii) manufacture, fill and prepare for shipping such number of doses of NeisVac-C as shall equal the minimum requirements for delivery for the months of April and May, 2000 under the Supply Agreement, or (iii) ensure that it will not be prohibited by U.S. governmental authorities from exporting NeisVac-C, in each case on or before April 1, 2000.

           "COMPANY STOCK PLANS" shall mean the Company's Share Option Plan, the Company's 1995 Share Option Plan, the Company's 1997 Share Option Plan, the Company's Non-Employee Director and Senior Executive Stock Option Plan, the Company's 1995 Non-Employee Director and Senior Executive Stock Option Plan and the Company's 1999 Non-Employee Director and Senior Executive Stock Option Plan.

           "CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement, dated as of April 27, 1999, between Parent and Company, as amended from time to time.

           "COURT" shall mean the Ontario Superior Court of Justice.

           "DEPOSITORY" shall mean the bank, trust company or other entity selected by Parent and reasonably acceptable to Company to act as depository in connection with the Arrangement.

           "DIRECTOR" shall mean the Director appointed under Section 260 of the CBCA.

           "DISSENT PROCEDURES" has the meaning ascribed thereto in Article 4 of the Plan of Arrangement.

           "DISSENT RIGHTS" shall mean the rights of dissent which each Dissenting Shareholder is entitled to exercise, under the Interim Order and the Final Order and strictly in the manner set out in Section 190 of the CBCA and the Plan of Arrangement, in respect of the Arrangement Resolution.

           "DISSENTING SHAREHOLDER" shall mean a shareholder of Company who dissents from the Arrangement Resolution in strict compliance with the Dissent Procedures and the CBCA.

           "$" shall mean United States Dollars.

           "EFFECTIVE DATE" shall mean the date upon which the Plan of Arrangement became effective as established by the date set forth in the certificate of arrangement issued by the Director giving effect to the Arrangement.

           "EFFECTIVE TIME" shall mean the time of the filing of the Articles of Arrangement implementing the Arrangement.

           "ENCUMBRANCES" shall mean all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other encumbrance of any kind.

           "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material.

           "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

           "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the completion of the Arrangement, the preparation, printing, filing and mailing of the Registration Statement (as defined in Section 7.01) and the Proxy Statement (as defined in Section 7.01), the solicitation of shareholder approvals, the filing of HSR Act notice, if any, the requirements of the Competition Act, if any, and all other matters related to the transactions contemplated hereby and the completion of the Arrangement.

           "FINAL ORDER" shall mean the final order of the Court approving the Arrangement.

           "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any Canadian or other foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

           "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

           "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, friable asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

           "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

           "INTERIM FINANCING DOCUMENTS" shall mean the following documents dated as of November 1, 1999: (i) Letter Loan Agreement between Bank of America, N.A. ("LENDER") and Company; (ii) Security Agreement between Parent and Company;
(iii) Security Agreement between Lender and Company; (iv) Patent and Trademark Assignment and Security Agreement between Parent and Company; (v) Patent and Trademark Assignment and Security Agreement between Lender and Company; (vi) Guaranty by Parent for the benefit of Company; (vii) Reimbursement Agreement between Company and Parent; (viii) Fee Letter Agreement between Lender and Company; and (ix) Break-up Fee Letter between Parent and Company.

           "INTERIM ORDER" shall mean the interim order of the Court approving the Arrangement.

           "IRS" shall mean the United States Internal Revenue Service.

           "LAW" shall mean any United States Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

           "NYSE" shall mean the New York Stock Exchange.

           "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Parent to Company prior to the execution of this Agreement and forming a part hereof.

           "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Parent and its subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, prospects, financial condition or results of operations of Parent and its subsidiaries, taken as a whole, PROVIDED, HOWEVER, that Parent Material Adverse Effect shall not include (i) a decrease in the trading price of Parent Common Stock or (ii) any circumstances or events (including, without limitation, any loss of personnel, loss of customers, loss of suppliers or the delay or cancellation of any orders for products) (a) relating to the economy in general,
(b) relating to the industry in which Parent operates in general, or (c) arising primarily out of or resulting primarily from actions contemplated by Company and Parent in connection with, or which is attributable primarily to, the announcement of this Agreement and/or the transactions contemplated hereby.

           "PERMITTED ENCUMBRANCES" shall mean (i) liens for Taxes, assessments and other governmental charges not yet due and payable, (ii) immaterial unfiled mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business which are not yet due and payable and (iii) equipment leases with third parties entered into in the ordinary course of business.

           "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

           "PLAN OF ARRANGEMENT" shall mean the plan of arrangement proposed under Section 192 of the CBCA substantially in the form attached as Annex A to this Agreement, as the same may be supplemented or amended from time to time in accordance herewith and any order of the Court;

           "SEC" shall mean the United States Securities and Exchange
Commission.

           "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

           "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary of such Person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

           "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority ("TAXING AUTHORITY"), including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

           "TAX RETURN" shall mean any return, statement or form (including, without limitation, any estimated tax report or return, withholding tax report or return and information report or return) required to be filed with respect to any Taxes.

           "U.S. GAAP" shall mean United States generally accepted accounting principles.

                                   ARTICLE II

                                 THE ARRANGEMENT

           SECTION 2.01 THE ARRANGEMENT. Company and Acquireco hereby agree that the Arrangement shall be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement.

           SECTION 2.02 INTERIM ORDER. As soon as reasonably practicable after the date hereof, Company shall bring an application (the form and substance of which shall be reasonably satisfactory to it and Acquireco) before the Court pursuant to subsection 192(3) of the CBCA for the Interim Order providing for, among other things, the calling and holding of the Company Shareholders' Meeting (as defined in Section 7.01), the determination of the approvals required from the Company's shareholders in respect of the Arrangement and the granting of the Dissent Rights.

           SECTION 2.03 MAILING OF PROXY STATEMENT. (a) As soon as practicable after the later of the effective date of the Registration Statement (as defined in Section 7.01) and the date on which the Interim Order is obtained, Company shall mail the Proxy Statement (as defined in Section 7.01) to the Company's shareholders.

           SECTION 2.04 FINAL ORDER. If the Arrangement is approved at the Company Shareholders' Meeting by the Arrangement Resolution as required by the Interim Order, Company shall bring an application, as soon as reasonably practicable after the Company Shareholders' Meeting, before the Court pursuant to subsection 192(3) of the CBCA for a Final Order approving the Arrangement.

           SECTION 2.05 FILING OF ARTICLES OF ARRANGEMENT. If the Final Order is obtained, as soon as reasonably practicable thereafter but in no event earlier than April 3, 2000, and with the approval of Acquireco, subject to the satisfaction, waiver or release of the conditions set forth in Article VIII, Company shall file Articles of Arrangement, and such other documents as may be required under the CBCA, with the Director to give effect to the Arrangement pursuant to subsection 192(7) of the CBCA. Notwithstanding the foregoing, if the proposed date of filing of the Articles of Arrangement and the completion of the Arrangement, as determined in accordance with this Section 2.05, would result in the Effective Date occurring within fifteen (15) trading days after the record date set by Parent for its stockholders with respect to the spin-off of Parent's cardiovascular business, then the date of filing of the Articles of Arrangement and the completion of the Arrangement shall be postponed to a date that would result in the Effective Date occurring no sooner than fifteen (15) trading days after such record date.

           SECTION 2.06 EFFECTIVE TIME. The Arrangement shall become effective at the Effective Time.

                                   ARTICLE III

                               EXCHANGE OF SHARES

           SECTION 3.01 EXCHANGE OF SHARES. At the Effective Time, the following shall be deemed to occur in the order specified in the following paragraphs, without any further authorization, act or formality:

           (a) Subject to Section 4.1 of the Plan of Arrangement, each Common Share of Company ("COMPANY COMMON SHARE") issued and outstanding immediately before the Effective Time shall be exchanged by Acquireco, for consideration consisting of:

                (i) the fraction of a share (calculated and rounded to the nearest ten-thousandth of one share) of Common Stock, par value $1.00 per share, of Parent ("PARENT COMMON STOCK"), (A) the numerator of which fraction shall be $6.97 (the "SHARE CONSIDERATION"), and (B) the denominator of which shall be the Parent Stock Price (as defined in Section 3.01(a)(iii) below); and

                (i) a cash payment of $.03 per Company Common Share (the "CASH CONSIDERATION" and, together with the Share Consideration, the "ARRANGEMENT CONSIDERATION");

PROVIDED, HOWEVER, that in the event the Company Capitalization (as defined in Section 4.03) shall be greater or less than the amount set forth in Section 4.03 by more than 10,000 Company Common Shares, the Share Consideration and Cash Consideration shall each be adjusted by multiplying it by a fraction, the numerator of which is the Company Capitalization as set forth in Section 4.03 and the denominator of which is the actual Company Capitalization at the Effective Time.

                (ii) The "PARENT STOCK PRICE" shall be an amount equal to the average closing sale price of a share of Parent Common Stock as reported in THE WALL STREET JOURNAL under the caption New York Stock Exchange ("NYSE") Composite Transactions or, if not available, such other authoritative publication as may be reasonably selected by Parent, for the ten consecutive trading days ending on and including the fifth trading day prior to the Effective Date. In the event Parent changes (or establishes a record date for changing) the number shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, distribution, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Stock and the record date therefor shall be prior to the Effective Time, the Share Consideration shall be proportionately adjusted in such manner as Parent, Acquireco and the Company shall agree, which adjustment may include, as appropriate, the issuance of securities, property or cash on the same basis as any of the foregoing shall have been issued, distributed or paid to the holders of shares of Parent Common Stock generally.

           (b) Subject to Section 4.1 of the Plan of Arrangement, each share of Series A Preferred Stock, no par value per share, of Company ("COMPANY PREFERRED SHARE") issued and outstanding immediately before the Effective Time shall be exchanged by Acquireco for consideration consisting of (i) the number of shares of Parent Common Stock equal to the product of (x) the number of Company Common Shares into which such Company Preferred Share is convertible immediately prior to the Effective Time and (y) the Share Consideration divided by the Parent Stock Price, and (ii) a cash payment equal to the product of (x) the Cash Consideration and (y) the number of Company Common Shares into which such Company Preferred Share is convertible immediately prior to the Effective Time.

           (c) Each shareholder of the Company shall cease to be a holder of Company Common Shares or Company Preferred Shares, as the case may be, and shall have his, her or its name removed from the register of holders of Company Common Shares or Company Preferred Shares, as the case may be.

           (d) All Company Common Shares and Company Preferred Shares shall be held by Acquireco and the name of Acquireco shall be added to the register of holders of Company Common Shares and Company Preferred Shares.

           (e) Certificates formerly representing Company Common Shares and Company Preferred Shares shall represent only the right to receive the consideration therefor, in accordance with Articles 3, 4 and 5 of the Plan of Arrangement.

           (f) Immediately following the exchange of shares as contemplated by this Section 3.01, Company shall increase the stated capital of the Company Common Shares by an amount equal to the difference between (i) the product of the number of Company Common Shares exchanged pursuant to this Section 3.01 multiplied by $7.00 and (ii) the product of the paid-up capital of an issued and outstanding Company Common Share as determined pursuant to the Income Tax Act (Canada) immediately prior to the increase in stated capital pursuant to this
Section 3.01(g), multiplied by the number of Company Common Shares exchanged pursuant to this Section 3.01.

           (g) Immediately following the exchange of shares as contemplated by this Section 3.01, the Company shall increase the stated capital of the Company Preferred Shares by an amount equal to the difference between (i) the product of the number of Company Preferred Shares exchanged pursuant to this Section 3.01 multiplied by the number of Company Common Shares into which each Company Preferred Share is convertible immediately before the Effective Time multiplied by $7.00 and (ii) the product of the paid-up capital of an issued and outstanding Company Preferred Share as determined pursuant to the Income Tax Act (Canada) immediately prior to the increase in stated capital pursuant to this
Section 3.01(g), multiplied by the number of Company Preferred Shares exchanged pursuant to this Section 3.01.

           SECTION 3.02 NO FRACTIONAL SHARE CERTIFICATES. No scrip or fractional share of Parent Common Stock shall be issued upon the exchange of Company Common Shares or Company Preferred Shares (collectively, "COMPANY SHARES"), and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent with respect to such fractional share interest. As of the Effective Time, Parent shall deposit with the Depository an amount in cash sufficient for the Depository to pay each holder of Company Shares an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all Company Shares held at the Effective Time by such holder) by (ii) the Parent Stock Price.

           SECTION 3.03 OPTIONS AND WARRANTS TO PURCHASE COMPANY COMMON SHARES.
(a) Company shall take all reasonable actions necessary so that, immediately prior to the Effective Time, (i) the options granted by Company to purchase Company Common Shares ("COMPANY STOCK OPTIONS"), which are outstanding and unexercised immediately prior to the Effective Time, shall be cancelled and (ii) in consideration of such cancellation, Parent shall pay to such holders of Company Stock Options at the Effective Time an amount in cash in respect thereof equal to the product of (x) the excess, if any, of the Arrangement Consideration (determined in accordance with Section 3.01) over the exercise price thereof and
(y) the number of Company Common Shares subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto), PROVIDED, that the foregoing shall be subject to the obtaining of any necessary consents of holders of Company Stock Options, it being agreed that Company and Parent will use their reasonable efforts to obtain any such consents.

      (b) Company shall take all reasonable actions necessary so that, immediately prior to the Effective Time and in accordance with the Warrant Termination Letter substantially in the form of Annex C ("WARRANT TERMINATION LETTER") executed as of the date hereof by the holder(s) of warrants to purchase Company Common Shares ("COMPANY WARRANTS"), (i) the Company Warrants which are outstanding and unexercised immediately prior to the Effective Time shall be cancelled and (ii) in consideration of such cancellation, Parent shall pay to the holder(s) of Company Warrants at the Effective Time an amount in cash in respect thereof equal to the product of (x) the excess of the Arrangement Consideration (determined in accordance with Section 3.01) over the exercise price thereof and (y) the number of Company Common Shares subject thereto.

           SECTION 3.04 CERTAIN ADJUSTMENTS. If prior to the Effective Time, Company Common Shares or Company Preferred Shares shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, then the Arrangement Consideration established pursuant to the provisions of Section 3.01(a)(i) or 3.01(b), as applicable, shall be adjusted accordingly to provide to Parent and the holders of Company Shares the same economic effect as contemplated by this Agreement and the Plan of Arrangement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

           SECTION 3.05 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates representing Company Shares shall have been lost, stolen or destroyed, the Depository shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) and Cash Consideration as may be required pursuant to Section 3.01, PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to indemnify Parent against any claim that may be made against Parent or the Depository with respect to the certificates alleged to have been lost, stolen or destroyed.

           SECTION 3.06 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Company, Parent and Acquireco, as the case may be, are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement. Without limiting the generality of the foregoing, as of the Effective Time, Parent shall deposit with the Depositary that number of shares of Parent Common Stock and that amount of cash that is necessary to make the payments required pursuant to Section 3.01(a) and 3.01(b) hereof.

           SECTION 3.07 DISSENTING SHAREHOLDERS. Company shall give Parent prompt notice of any holders of shares who have not voted such shares for approval of the Arrangement Resolution and who have perfected Dissent Rights (and shall also give Parent prompt notice of any withdrawals of such demands for Dissent Rights) and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Company shall provide its shareholders with Dissent Rights pursuant to and in the manner set forth in the Interim Order, Section 190 of the CBCA and the Plan of Arrangement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

           Company hereby represents and warrants to Parent and Acquireco, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV, that:

           SECTION 4.01  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES

           (a) Each of Company and each directly and indirectly owned subsidiary of Company (the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that may not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

           (b) Schedule 4.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by Company or another Company Subsidiary and (ii) an indication of whether each Company Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Schedule 4.01 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity.

           SECTION 4.02 CERTIFICATE OF INCORPORATION AND BYLAWS. The copies of Company's certificate of incorporation and bylaws previously presented to Parent by Company are true, complete and correct copies thereof. Such certificate of incorporation and bylaws are in full force and effect, unamended as of the date hereof. Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

           SECTION 4.03  CAPITALIZATION

           (a) The authorized capital stock of Company consists of an unlimited number of Company Common Shares and an unlimited number of Company Preferred Shares. As of the date hereof, (i) 32,870,350 Company Common Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable,
(ii) 12,838,764 Company Common Shares are reserved for future issuance pursuant to Company Stock Options, Company Warrants, Company Preferred Shares or any other securities convertible or exercisable into Company Common Shares, and
(iii) 2,000,000 Company Preferred Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable. The name of each holder of a Company Stock Option or Company Warrant, the grant date of each Company Stock Option or Company Warrant, the number of Company Common Shares for which each Company Stock Option or Company Warrant is exercisable, the vesting or exercise schedule and the exercise price of each Company Stock Option or Company Warrant are set forth in Schedule 4.03 of the Company Disclosure Schedule. Except for Company Common Shares issuable pursuant to Company Stock Plans and as otherwise set forth in Schedule 4.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Company or any Company Subsidiary is a party or by which Company or any Company Subsidiary is bound relating to the issued or unissued capital stock of Company or any Company Subsidiary or obligating Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Company or any Company Subsidiary. All Company Common Shares subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Common Shares or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Except as set forth in Schedule 4.03 of the Company Disclosure Schedule, there are no outstanding contractual obligations of Company or any Company Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other entity or Person.

           (b) Except as set forth in Schedule 4.03 of the Company Disclosure Schedule, there are no voting trusts or other agreements or understandings to which Company is a party, or to Company's Best Knowledge, any holder of Company's securities is a party, with respect to the voting of voting securities of the Company.

           (c) The sum of (i) the total number of Company Common Shares issued and outstanding as of the date hereof, and (ii) the total number of Company Common Shares issuable pursuant to (x) Company Stock Options with exercise prices not greater than $7.00 per share of Company Common Shares, (y) Company Warrants with exercise prices not greater than $7.00 per share of Company Common Shares and (z) the Company Preferred Shares, is equal to 37,667,850 (the "COMPANY CAPITALIZATION").

           SECTION 4.04 AUTHORITY RELATIVE TO THIS AGREEMENT. Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to complete the Arrangement in accordance with this Agreement. The execution and delivery of this Agreement by Company and the completion of the Arrangement in accordance with this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to complete the Arrangement in accordance with this Agreement (other than the required court approvals to complete the Arrangement and the approval of the Arrangement Resolution by the holders of the outstanding Company Common Shares and Company Preferred Shares entitled to vote with respect thereto at the Company Shareholders' Meeting in the manner set forth in the Interim Order, the filing and certification of the Articles of Arrangement as required by the CBCA, and receipt of the Interim Order and the Final Order). This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties , constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

           SECTION 4.05  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

           (a) The execution and delivery of this Agreement by Company does not, and the performance by Company of its obligations hereunder, and the completion of the Arrangement will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, filings and notifications described in Section 4.05(b) have been obtained or made (as applicable), conflict with or violate any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (iii) except as otherwise set forth on Schedule 4.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation that may reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or adversely affect the ability of the parties hereto to consummate, or materially delay the consummation of, the transactions contemplated hereby.

           (b) The execution and delivery of this Agreement by Company does not, and the performance by Company of its obligations hereunder and the completion of the Arrangement will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the

Exchange Act, the Securities Act, Blue Sky Laws, the CBCA, applicable Canadian securities laws, if any, the rules and regulations of the ASE, the premerger notification requirements of the HSR Act, if any, the requirements of the INVESTMENT CANADA ACT, if any, the requirements of the COMPETITION ACT (CANADA), if any, and the filing and certification of the Articles of Arrangement as required by the CBCA.

           SECTION 4.06 PERMITS; COMPLIANCE WITH LAWS. Company and the Company Subsidiaries are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity necessary for Company or any Company Subsidiary to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the Best Knowledge of Company, threatened. Except as set forth in Schedule 4.06 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except for such conflicts, defaults or violations that may not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Schedule
4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the Best Knowledge of Company, threatened against Company or any Company Subsidiary that could reasonably be expected to result in the suspension or cancellation of any other Company Permit. Except as set forth in Schedule 4.06 of the Company Disclosure Schedule, since January 1, 1995, neither Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

           SECTION 4.07 SEC FILINGS; FINANCIAL STATEMENTS.

           (a) Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the ASE since January 1, 1995 (collectively, together with any such forms, reports, statements and documents Company may file subsequent to the date hereof until the Effective Time, the "COMPANY REPORTS") and (B) since January 1, 1995 with any other Governmental Entities. Each Company Report (i) was prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the ASE, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the ASE, any other stock exchange or any other comparable Governmental Entity.

           (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Company and the Company Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

           (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Company and the Company Subsidiaries as of June 30, 1999 as reported in the Company Reports, none of Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 1999. Company is not "insolvent" as such term is defined in Section 192 of the CBCA.

           SECTION 4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise set forth on Schedule 4.08 of the Company Disclosure Schedule, since June 30, 1999, Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any event that may reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the completion of the Arrangement by Company, (iii) any change by Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the Company Common Shares or any redemption, purchase or other acquisition of any of Company's securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers, directors or employees of Company or any Company Subsidiary, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto,
(vii) any amendment to the Company's certificate of incorporation or bylaws,
(viii) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or the institution of any Encumbrance on any material assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other Encumbrances which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company or any Company Subsidiary, or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practices.

           SECTION 4.09  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

           (a) With respect to each employee benefit fund, plan, program, arrangement or contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in Section 3(3) of ERISA) maintained, sponsored or contributed to or required to be contributed to by Company or any Company Subsidiary or other trade or business (whether or not incorporated) treated as a single employer with Company (a "COMPANY ERISA AFFILIATE") pursuant to Code Section 414(b), (c), (m) or (o) is a party, or with respect to which Company or any Company ERISA Affiliate could incur liability under Section 4069, 4212(c) or 4204 of ERISA or Section 412 of the Code, or to which Company or any Company ERISA Affiliate is a party (the "COMPANY BENEFIT PLANS"), Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to such Company Benefit Plan, if a summary plan description is required therefor,
(ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Company Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Company Benefit Plan, if it is qualified under Section 401(a) of the Code. Schedule 4.09(a) sets forth a true and complete list of each Company Benefit Plan. Neither Company nor any Company ERISA Affiliate has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

           (b) Except as may not reasonably be expected to cause a Company Material Adverse Effect, each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the Best Knowledge of Company, there exists no condition or set of circumstances (other than for routine benefit liabilities) under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law which may reasonably be expected to cause a Company Material Adverse Effect.

           (c) Company on behalf of itself and all of the Company ERISA Affiliates hereby represents that: (i) each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualified status under the

Code, and each trust established in connection with any Company which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to Company's Best Knowledge no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to Company's Best Knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan; (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability, other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Company Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. No suit, administrative proceeding, action or other litigation has been brought, or to the Best Knowledge of Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims) that may reasonably be expected to cause a Company Material Adverse Effect.

           (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither the Company nor any Company ERISA Affiliate has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any Company ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

           (e) With respect to each Company Benefit Plan required to be set forth in the Company Disclosure Schedule that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

           (f) Company has scheduled on Schedule 4.09(f) of the Company Disclosure Schedule and has delivered to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Company and each Company ERISA Affiliate providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of Company and each Company ERISA Affiliate with or relating to their respective employees, directors or consultants (whether or not subject to ERISA), and (iii) all plans, programs, agreements and other arrangements of Company and each Company ERISA Affiliate with or relating to their respective employees, directors or consultants which contain "change of control" provisions. No payment or benefit which will be made by Company under any Company Benefit Plan or other arrangement will constitute an excess parachute payment under Code Section 280G(b)(1), and the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Company or any Company ERISA Affiliate to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider which may reasonably be expected to cause a Company Material Adverse Effect..

           (g) Neither Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to Persons employed by Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Company or any Company Subsidiary pending or, to the Best Knowledge of Company, threatened which may interfere with the respective business activities of Company or any Company Subsidiary. As of the date of this Agreement, to the Best Knowledge of Company, none of Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Company or any Company Subsidiary, and there is no charge or complaint against Company or any Company Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

           (h) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any Person: medical, disability or life insurance benefits. To Company's Best Knowledge, Company and the Company ERISA Affiliates are in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including the proposed regulations) thereunder.

           SECTION 4.10  CONTRACTS

           (a) Schedule 4.10 of the Company Disclosure Schedule sets forth a true and correct list of any and all executory agreements, contracts, purchase or installment agreements, indentures, leases, mortgages, licenses, plans, arrangements, commitments (whether written or oral) and instruments in existence as of the date hereof, that are, as of the date hereof, material (except as provided in clause (v) below) to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries (each a "MATERIAL CONTRACT"), including without limitation, the following types of contracts to which the Company is a party:

                (i) any contract which is not terminable by Company or a Company Subsidiary upon 30 days' or less notice and which involves scheduled annual payments by Company or any Company Subsidiary of more than $150,000;

                (ii) any oral contract which involves annual payments in excess of $50,000 or an aggregate payment in excess of $200,000 or any written contract, in either case, for the employment of any director, officer, consultant or other Person or entity who is not an employee on a full-time, part-time or other basis, including any severance or other termination provisions with respect to such employment;

                (iii) any non-competition agreement, other than customary agreements with employees who are not officers, directors or key employees;

                (iv) any contract between Company and any of its Affiliates or any of its officers or directors; and

                (v) any agreement, contract, arrangement or commitment (whether written or oral) with Biochem Pharma Inc. or its Affiliates, regardless of the nature, amount or materiality of such agreement, contract, arrangement or commitment.

True and complete copies of each written Material Contract, or form thereof, have been made available to Parent by Company prior to the date hereof, and neither Company nor any Company Subsidiary is a party to any oral Material Contracts.

           (b) Each Material Contract is a valid, binding and enforceable agreement of Company and, to Company's Best Knowledge, the other parties thereto, and, except as set forth on Schedule 4.10 of the Company Disclosure Schedule, will continue to be valid, binding and enforceable immediately after the Effective Time, except (i) as such enforcement may be subject to bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors' rights, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (iii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

           (c) There has not occurred, (i) since June 30, 1999, any material default (or event which upon provision of notice or lapse of time or both would become such a default) or, (ii) prior to June 30, 1999, any uncured default (or event which upon provision of notice or lapse of time or both would become such a default) under any Material Contract on the part of Company.

           SECTION 4.11 LITIGATION. Except as set forth on Schedule 4.11 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Best Knowledge of Company, threatened against Company or any Company Subsidiary that may reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated herein. Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Company and Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as may not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which may reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated herein.

           SECTION 4.12 ENVIRONMENTAL MATTERS. Except as set forth in Schedule
4.12 of the Company Disclosure Schedule, (i) Company and the Company Subsidiaries are in material compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws; (ii) all past material noncompliance of Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither Company nor any Company Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company or any Company Subsidiary, in material violation of any Environmental Law.

           SECTION 4.13  INTELLECTUAL PROPERTY.

           (a) All trademarks, trade names, service marks, trade dress, Internet domain names, and all goodwill associated with any of the foregoing, patents and applications thereof (including, without limitation, divisional, continuations, continuations-in-part, re-issues, re-examinations and patents by the addition of identified patents), copyrights and any renewal rights therefor, technology, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs, registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials throughout the world that are or have been used in (including without limitation in the development of) Company's or any Company Subsidiaries' business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by Company or any Company Subsidiary or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Company or any Company Subsidiary are hereinafter referred to as the "COMPANY INTELLECTUAL PROPERTY."

           (b) The Company Disclosure Schedule contains a true and complete list of Company's and the Company Subsidiaries' patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, copyrights and copyright registrations and applications all such existing worldwide, owned by Company or a Company Subsidiary and includes details of all due dates for further filings, maintenance, payments or other actions falling due within twelve (12) months of the Effective Date. All of such patents, patent applications, registered trademarks, and trademark applications, and registered copyrights remain in good standing with all fees and filings due as of the Effective Date duly made and the due dates specified in the Company Disclosure Schedule are accurate and complete.

           (c) The Company Intellectual Property consists solely of items and rights which are: (i) owned by Company or a Company Subsidiary; or (ii) rightfully used by Company or a Company Subsidiary pursuant to a valid license (the "COMPANY LICENSED INTELLECTUAL PROPERTY"), the parties and date of each such license agreement and each material agreement in which Company or any Company Subsidiary is the licensor or owner of the subject rights in the agreement being set forth on Schedule 4.13(c) of the Company Disclosure Schedule. Company or a Company Subsidiary has all rights in Company Intellectual Property necessary to carry out the current and proposed activities of Company and the Company Subsidiaries (and, with respect to such Company Intellectual Property, had all rights necessary to carry out their former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to the Company Licensed Intellectual Property, assign and sell, the Company Intellectual Property.

           (d) The reproduction, manufacturing, distribution, licensing, sublicensing or sale of any Company Intellectual Property, now used or offered or proposed for use, licensing or sale by Company or any Company Subsidiary does not infringe on any valid claim of any patent, copyright, trademark, service mark, trade name, trade dress or logo, of any Person and does not constitute a misappropriation of any trade secret. Except as set forth on Schedule 4.13(d), no claims (i) challenging the validity, effectiveness or ownership by Company or any Company Subsidiary of any of the Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing or sale of the Company Intellectual Property as now used or offered or proposed for use, licensing, sublicensing or sale by Company or any Company Subsidiary infringes or will infringe on any intellectual property or other proprietary right of any Person have been asserted or, to the Best Knowledge of Company, are threatened by any Person or have been made or threatened by any Person against the Company's and the Company Subsidiaries' distributors. Except as set forth on
Schedule 4.13(d), to the Best Knowledge of Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee. To the Best Knowledge of Company, Company does not infringe on any patents owned by ITC Pharmaceuticals, including, without limitation, U.S. Patents Nos. 4,980,281,

5,266,464, 5,688,655, 5,877,007 and the related U.S. and foreign patents.

           (e) All Company Intellectual Property which is not licensed-in by Company or a Company Subsidiary has been solely developed by full time employees within the scope of his or her employment with the Company or a Company Subsidiary and under a written employee assignment of inventions agreement. All employee contribution or participation in the conception and development of the Company Intellectual Property on behalf of Company and the Company Subsidiaries constitutes work prepared by an employee within the scope of his or her employment in accordance with applicable federal and state law that has accorded Company or the Company Subsidiaries ownership of all tangible and intangible property thereby arising. To the Best Knowledge of Company, the licensor of any Company Licensed Intellectual Property has a perfected interest in the intellectual property underlying such Company Licensed Intellectual Property, except as covered by the License Agreement dated October 27, 1999 between Company and Rockefeller University relating to rPorB technology.

           (f) Except for agreements for Company Licensed Intellectual Property listed on Schedule 4.05(a), neither Company nor any Company Subsidiary is, or as a result of the execution or delivery of this Agreement, or performance of Company's obligations hereunder, will be, in violation of any material license, sublicense, agreement or instrument to which Company or any Company Subsidiary is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the diminution, termination or forfeiture of any material Company Intellectual Property.

           (g) Schedule 4.13(g) of the Company Disclosure Schedule contains a true and complete list of all of the internally-developed software programs of Company and the Company Subsidiaries (the "COMPANY SOFTWARE PROGRAMS"). Company or a Company Subsidiary owns full and unencumbered right and good, valid and marketable title to such Company Software Programs and all material Company Intellectual Property free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements or encumbrances.

           (h) The source code and system documentation relating to the Company Software Programs (i) have at all times been maintained in strict confidence,
(ii) have been disclosed by Company and the Company Subsidiaries only to employees on a need to know basis in connection with the performance of their duties to Company, and (iii) to the Company's Best Knowledge, have not been disclosed to any third party.

           (i) The Company Software Programs (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, being able to provide specific dates and calculate spans of dates within and between twentieth century and twenty-first century, prior to, including and following January 1, 2000; (ii) operate and will operate in accordance with their specifications and correctly process day and date calculations for dates prior and up to December 31, 1999, and on and after January 1, 2000, prior to, during and after the calendar year 2000; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

           (j) Except as set forth in the Company Disclosure Schedule, neither Company nor any Company Subsidiary owes any outstanding or past due royalties or other payments to third parties in respect of Company Licensed Intellectual Property. All royalties or other payments set forth in the Company Disclosure Schedule that have accrued prior to the Effective Date have been paid.

           (k) To the Company's Best Knowledge, the Company Software Programs contain no "viruses". For the purposes of this Agreement, "virus" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware.

           SECTION 4.14  TAXES.

           (a) Company and each of Company Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company or any Company Subsidiary is or has been a member, have properly completed (in all material respects) and timely filed all material Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Company has provided adequate accruals in accordance with generally accepted accounting principles in its June 30, 1999 balance sheet contained in the Company Reports (the "JUNE 1999 BALANCE SHEET") for any Taxes that were not paid as of June 30, 1999, whether or not shown as being due on any Tax Returns. Company and the Company Subsidiaries have no material liability for unpaid Taxes accruing after June 30, 1999 other than Taxes incurred in the ordinary course of business consistent with past practice or in connection with the transactions contemplated by this Agreement.

           (b) There is (i) no material claim for Taxes that is a lien against the property of Company or any Company Subsidiary or is being asserted against Company or any Company Subsidiary other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company or any Company Subsidiary being conducted by a Tax Authority; and (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company or any Company Subsidiary and currently in effect.

           (c) None of the losses of the Company or any Company Subsidiary are presently subject to a limitation on their utilization resulting from an ownership change under Section 382 of the Code. Any loss carryovers reflected on the June 1999 Balance Sheet are properly computed and reflected in all material respects.

           (d) Except as set forth on Schedule 4.14(d) of the Company Disclosure Schedule, Company and the Company Subsidiaries have not been and will not be required to include any material adjustment in taxable income for a Tax period (or portion thereof) beginning after the Effective Time pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Arrangement.

           (e) Neither Company nor any Company Subsidiary has filed or will file prior to the Effective Date any consent to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company or any Company Subsidiary.

           (f) Neither Company nor any Company Subsidiary is a party to any Tax sharing or Tax allocation agreement nor does Company or any Company Subsidiary have any liability or potential liability to another party under any such agreement.

           (g) Neither Company nor any Company Subsidiary has filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

           (h) Neither Company nor any Company Subsidiary has ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation.

           (i) Company and each Company Subsidiary has in its possession receipts or other evidence of payment for any Taxes paid to foreign Tax authorities. Neither Company nor any Company Subsidiary has ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United Sates real property holding corporation" within the meaning of Section 897 of the Code.

           SECTION 4.15 INSURANCE. Company and each Company Subsidiary is presently insured, and during each of the past five calendar years has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Company and Company Subsidiaries provide reasonably adequate coverage against loss. Company has heretofore furnished to Parent a complete and correct list as of the date hereof of all insurance policies maintained by Company or the Company Subsidiaries, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof and will be paid as of the Effective Date. Company and the Company Subsidiaries have complied in all material respects with the terms of such policies.

           SECTION 4.16 PROPERTIES. Company and the Company Subsidiaries have good and valid title, free and clear of all Encumbrances, except for Permitted Encumbrances as listed on Schedule 4.16 of the Company Disclosure Schedule, to all their properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company's consolidated financial statements contained in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1999 as being owned by Company and the Company Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and
(iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Company or any Company Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Company's and the Company Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

           SECTION 4.17 AFFILIATES. Schedule 4.17 of the Company Disclosure Schedule sets forth the names and addresses of each Person who is, in Company's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act).

           SECTION 4.18 OPINION OF FINANCIAL ADVISOR. Morgan Stanley & Co. Incorporated ("COMPANY FINANCIAL ADVISOR") has delivered to the board of directors of Company its opinion to the effect that the consideration to be received under the Arrangement by the holders of Company Common Shares is fair to such holders from a financial point of view.

           SECTION 4.19  BROKERS.

           (a) No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Arrangement based upon arrangements made by or on behalf of Company.

           (b) Attached hereto as Schedule 4.19(b) of the Company Disclosure Schedule are true, complete and correct copies of all agreements between Company and the Company Financial Advisor. Other than as attached hereto as Schedule 4.19(b) of the Company Disclosure Schedule, there are no other agreements between Company and the Company Financial Advisor.

           SECTION 4.20 CERTAIN BUSINESS PRACTICES. Neither Company nor any Company Subsidiary nor any directors, officers, agents or employees of Company or any Company Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

           SECTION 4.21 BUSINESS ACTIVITY RESTRICTION. Except as set forth in
Schedule 4.21 of the Company Disclosure Schedule, there is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Company or any Company Subsidiary is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Company. Company has not entered into any agreement under which Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

           SECTION 4.22 WARN ACT. Since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN ACT"), none of Company or any of the Company Subsidiaries has effectuated (i) a plant closing as defined in the WARN Act affecting any site of employment or one or more operating units within any site of employment of Company or any Company Subsidiary, or (ii) a mass layoff as defined in the WARN Act affecting Company or any Company Subsidiary, nor has Company or any Company Subsidiary been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the employees of Company or any Company Subsidiary has suffered an employment loss as defined in the WARN Act during the ninety-day period prior to the Effective Date.

           SECTION 4.23 FDA MATTERS. Except as set forth on Schedule 4.23 of the Company Disclosure Schedule, Company and each of the Company Subsidiaries is in compliance with all statutes, rules and regulations of the U.S. Food and Drug Administration or similar United States or foreign governmental authority ("FDA") with respect to the manufacturing of all of its products, to the extent that the same are applicable to Company's and each of the Company Subsidiaries' business as it is currently conducted. Company and each of the Company Subsidiaries adheres to "Good Laboratory Practices" and "Good Clinical Practices," as required by the FDA. Company and each of the Company Subsidiaries has all requisite FDA permits, approvals or the like to conduct Company's and each of the Company Subsidiaries' business as it is currently conducted. Company has previously delivered to Parent an index of all information concerning all Investigational New Drug Applications obtained by the Company and each of the Company Subsidiaries from the FDA or required in connection with the conduct of the Company's and each of the Company Subsidiaries' business as it is currently conducted and has made all such information available to Parent. Except as set forth on Schedule 4.23 of the Company Disclosure Schedule, there are no pending or threatened actions, proceedings or complaints by the FDA which would prohibit or impede the conduct of the Company's or each of the Company Subsidiaries' business as it is currently conducted. Section 4.23 of the Company Disclosure Schedule contains a list of all communications between the Company and each of the Company Subsidiaries and the FDA from January 1, 1995 through the date hereof.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                             OF PARENT AND ACQUIRECO

           Each of Parent and Acquireco hereby represents and warrants to Company, subject to the exceptions specifically disclosed in the Parent Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article V, that:

           SECTION 5.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

           (a) Each of Parent and Acquireco has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Acquireco is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that may not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

           (b) Schedule 5.01 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each subsidiary of Parent that is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act.

           SECTION 5.02 CERTIFICATE OF INCORPORATION AND BYLAWS. The copies of each of Parent's and Acquireco's certificate of incorporation and bylaws previously provided to Company by Parent are true, complete and correct copies thereof. Such certificates of incorporation and bylaws are in full force and effect, unamended as of the date hereof. Parent is not in violation of any of the provisions of its certificate of incorporation or bylaws.

           SECTION 5.03 CAPITALIZATION. The authorized capital stock of Parent consists of 350,000,000 shares of Parent Common Stock and 100,000,000 shares of preferred stock, no par value per share ("PARENT PREFERRED STOCK"), including 3,500,000 shares of Series A Junior Participating Stock, no par value per share. As of September 30, 1999 (i) 294,363,251 shares of Parent Common Stock were issued and outstanding, (ii) 7,662,187 shares of Parent Common Stock were held in the treasury of Parent, (iii) no shares of Parent Preferred Stock were issued and outstanding, and (iv) 27,070,672 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding options and warrants to purchase Parent Common Stock. The authorized capital stock of Acquireco consists of 100,000 shares without nominal or par value, one share of which is issued and outstanding, fully paid and nonassessable and is owned by Parent.

           SECTION 5.04 AUTHORITY. Each of Parent and Acquireco has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Acquireco, and the consummation by Parent and Acquireco of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Acquireco are necessary to authorize this Agreement or to consummate such transactions (other than the filing and certification of the Articles of Arrangement as required by the CBCA and receipt of the Final Order). This Agreement has been duly executed and delivered by each of Parent and Acquireco and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of each of Parent and Acquireco, enforceable against Parent and Acquireco in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

           SECTION 5.05   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

           (a) The execution and delivery of this Agreement by Parent and Acquireco does not, and the performance by Parent and Acquireco of their obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation that may reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, or adversely affect the ability of the parties hereto to consummate, or materially delay the consummation of, the transactions contemplated hereby.

           (b) The execution and delivery of this Agreement by Parent and Acquireco does not, and the performance by Parent and Acquireco of their obligations hereunder and the consummation of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent or Acquireco to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the CBCA, applicable Canadian securities laws, if any, the rules and regulations of the NYSE, the premerger notification requirements of the HSR Act, if any, the requirements of the INVESTMENT CANADA

ACT, if any, the requirements of the COMPETITION ACT (CANADA), if any, and the filing and certification of the Articles of Arrangement as required by the CBCA.

           SECTION 5.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise set forth on Schedule 5.06 of the Parent Disclosure Schedule, since September 30, 1999, Parent has conducted its businesses only in the ordinary course consistent with past practice and, since such date, there has not been
(i) any Parent Material Adverse Effect, (ii) any event that may reasonably be expected to prevent or materially delay the performance of Parent's obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby by Parent, or (iii) any material undisclosed change by Parent in its accounting methods, principles or practices.

           SECTION 5.07 SEC FILINGS; FINANCIAL STATEMENTS.

           (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NYSE since January 1, 1995 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Effective Time, the "PARENT REPORTS") and (B) with any other Governmental Entities. Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NYSE, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law.

           (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

           (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and its subsidiaries as of June 30, 1999 as reported in the Parent Reports, none of Parent or any Parent Subsidiary has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 1999.

           SECTION 5.08 BROKERS. No broker, finder or investment banker (other than Banc of America Securities (the "PARENT FINANCIAL ADVISOR")) is entitled to any brokerage, finder's or other fee or commission in connection with the Arrangement based upon arrangements made by or on behalf of Parent.

           SECTION 5.09 NO PRIOR ACTIVITIES. Except for liabilities incurred in connection with its incorporation or organization, and consummation of this Agreement and the transactions contemplated hereby, Acquireco has not incurred any liabilities or obligations, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person or entity. Acquireco is a wholly owned Subsidiary of Parent.


                                   ARTICLE VI

                                    COVENANTS

           SECTION 6.01 CONDUCT OF BUSINESS BY COMPANY PENDING THE EFFECTIVE TIME. Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, (x) the respective businesses of Company and the Company Subsidiaries shall be conducted only in, and Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Company and the Company Subsidiaries and to preserve the current relationships of Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other Persons with which Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization. Without limitation, except as expressly required or permitted by this Agreement or as set forth on Schedule 6.01, neither Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

               (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

               (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company or any Company Subsidiary, other than the issuance of Company Common Shares pursuant to the exercise of stock options or warrants therefor outstanding as of the date of this Agreement or (ii) any material property or assets of Company or any Company Subsidiary (including, without limitation, Company Intellectual Property) except (A) transactions pursuant to existing contracts, and (B) dispositions, leases or licenses of inventory in the ordinary course of business consistent with past practice;

               (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or Person or any division thereof, other than the purchase of assets in the ordinary course of business consistent with past practice; (ii) incur any indebtedness for borrowed money (other than indebtedness with respect to working capital in amounts consistent with past practice and indebtedness incurred pursuant to the Interim Financing Documents) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a Company Subsidiary) for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole;
      (iii) terminate, cancel or request any material change in, or agree to any material change in, any Material Contract; (iv) make or authorize any capital expenditures, other than capital expenditures that are not, in the aggregate, in excess of $500,000 for Company and the Company Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

               (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to Company or any other Company Subsidiary;

               (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

               (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plans or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

               (g) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Company Subsidiary;

               (h) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Company that would be triggered by the Arrangement with, any director, officer, consultant or other employee of Company or any Company Subsidiary who is not currently entitled to such benefits from the Arrangement, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company or any Company Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Company or any Company Subsidiary and any of Company's directors, officers, consultants or employees; PROVIDED, HOWEVER, that notwithstanding the foregoing, Company may, after consultation with Parent, provide additional benefits (including increases in compensation or bonuses) to key employees to the extent reasonably necessary to retain such employees until the Effective Date, so long as such payments may not reasonably be expected to result in a material change to Company's present or future performance from the performance set forth in the Company Projections;

               (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations (A) in the ordinary course of business and consistent with past practice or (B) claims, liabilities or obligations reflected on the June 1999 Balance Sheet or (C) as otherwise set forth on
      Schedule 6.01 of the Company Disclosure Schedule;

               (j) except as required by any Governmental Entity, make any change with respect to Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

               (k) make any material Tax election or settle or compromise any material Tax liability; or

               (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect or prevent Company from performing or cause Company not to perform its covenants hereunder or result in any of the conditions to the Arrangement set forth herein not being satisfied.

           SECTION 6.02 NOTICES OF CERTAIN EVENTS. Each of Parent and Company shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Arrangement; (ii) any notice or other communication from any Governmental Entity in connection with the Arrangement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its Best Knowledge, threatened against, relating to or involving or otherwise affecting Parent or Acquireco, or Company or the Company Subsidiaries, respectively, which, if pending on the date hereof, would have been required to have been disclosed in this Agreement, or that relate to the completion of the Arrangement; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Material Contract; and (v) any change that may reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect or to delay or impede the ability of either Parent or Company, respectively, to perform their respective obligations pursuant to this Agreement, the Plan of Arrangement or to effect the completion of the Arrangement.

           SECTION 6.03 ACCESS TO INFORMATION; CONFIDENTIALITY.

           (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Company or any of the Company Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Company shall (and shall cause the Company Subsidiaries to)
(i) provide to Parent (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of Company and the Company Subsidiaries, and to the books and records thereof, and
(ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities and personnel of Company and the Company Subsidiaries as Parent or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

           (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 6.03.

           SECTION 6.04 NO SOLICITATION OF TRANSACTIONS. Company shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing or disclosing nonpublic information) any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Company Competing Transaction, or (ii) knowingly encourage or otherwise enter into or maintain or continue discussions or negotiate with any Person with respect to such inquiries or to obtain a Company Competing Transaction, or agree to or endorse any agreement, arrangement or understanding with respect to any Company Competing Transaction, or authorize or permit any of Company's Representatives or the Company Subsidiaries, or any Representative retained by the Company Subsidiaries, to take any such action; PROVIDED, HOWEVER, that nothing contained in this Section 6.04 shall prohibit the board of directors of Company (i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 6.04, or (ii) prior to receipt of the approval by the shareholders of Company of the filing of any Articles of Arrangement and any other matters incidental to the Arrangement from providing information (subject to a confidentiality agreement at least as restrictive as the Confidentiality Agreement) in connection with, and negotiating, another unsolicited, bona fide written proposal regarding a Company Competing Transaction that (x) Company's board of directors shall have concluded in good faith, after considering applicable Law, on the advice of independent outside counsel of nationally recognized reputation, that failure to take such action would reasonably be expected to be a breach of the Company's board of directors' fiduciary duties to Company's shareholders under applicable Law, (y) if any cash consideration is involved, shall not be subject to any financing contingency, and with respect to which Company's board of directors shall have determined in the proper exercise of its fiduciary duties to Company's shareholders that the acquiring party is capable of consummating such Company Competing Transaction on the terms proposed, and (z) Company's board of directors shall have determined (based upon the opinion of Company's independent financial advisors of nationally recognized reputation) in the proper exercise of its fiduciary duties to Company's shareholders that such Company Competing Transaction provides greater value to the shareholders of Company than the Arrangement (and Company's independent financial advisors of nationally recognized reputation opine in writing that such Company Competing Transaction is superior from a financial point of view) (any such Company Competing Transaction being referred to herein as a "COMPANY SUPERIOR PROPOSAL"). Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any Person with respect thereto, regarding a Company Competing Transaction is made. In addition, Company shall notify Parent promptly if at any time the Company`s board of directors determines that it believes any such proposal fulfills the requirements of clause (ii) (x), (y) and (z) above. Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Company Competing Transaction. Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

           SECTION 6.05 CONTROL OF OPERATIONS. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of Company and the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

           SECTION 6.06  FURTHER ACTION; CONSENTS; FILINGS.

           (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to complete the Arrangement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the completion of the Arrangement, (iii) assist Rockefeller University in perfecting its title in the Company Licensed Intellectual Property covered by the License Agreement dated October 27, 1993 between Rockefeller University and Company and relating to the rPorB technology (the "RPORB INVENTION") (it being understood that neither Parent nor Company shall be required to undertake any action that may give rise to a conflict of interest for Parent or Company or any of their respective officers, directors, agents or advisors), and Company will periodically communicate with Rockefeller University and report to Parent if Company becomes aware that the U.S. government has requested Rockefeller convey its title to the U.S. government; (iv) obtain an agreement from Frost-Nevada Limited Partnership and Ivax Corporation substantially on the terms set forth in Annex H hereto; and (v) make all necessary filings, and thereafter make any other required or appropriate submissions, including to the Court in connection with the application for the Interim Order and the Final Order, and with respect to this Agreement and the Arrangement required under (A) the rules and regulations of the NYSE and the ASE, (B) the Securities Act, the Exchange Act and any other applicable federal, state or provincial securities Laws, (C) the HSR Act, the INVESTMENT CANADA ACT and the COMPETITION ACT (CANADA), if any, and
(D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the completion of the Arrangement at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

           (b) Each of Company and Parent will give (or will cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, reasonable efforts to obtain any consents from third Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, but not limited to, those consents and approvals set forth on Schedule 8.03(f) of the Company Disclosure Schedule.

           (c) (c) The parties acknowledge that Parent and Acquireco have entered into this Agreement with the understanding that U.S. federal income taxes payable by reason of the election under Section 338(g) of the Code will be eligible to be creditable in Canada against Canadian federal income taxes payable with respect to the period beginning on the Effective Date, including, without limitation, any gain recognized under the Laws of Canada by reason of
(i) the transactions contemplated in connection with this Agreement and(ii) the domestication of Company into a Delaware corporation. In this regard, Company has filed an application for an advance income tax ruling on or about November 8, 1999 (the "RULING APPLICATION") with the Canada Customs and Revenue Agency ("REVENUE CANADA"). The parties agree to cooperate with each other and provide such information, documents and other material as may be necessary to obtain the rulings requested in the Ruling Application confirming the anticipated tax consequences and use their reasonable efforts, for a period not to exceed thirty
(30) days after the failure to receive such favorable rulings, to mutually agree on a plan to restructure the transactions contemplated in connection with the Agreement to achieve substantially similar tax and economic consequences to the parties as if such a ruling had been obtained.

           (d) Upon the request of Company prior to the Effective Date, Parent will request its board of directors to provide additional funding to Company on commercially reasonable terms, if and only if, at the time of Company's request,
(i) there shall have occurred a delay in the consummation of the transactions contemplated by this Agreement, (ii) Company shall not have breached any representation, warranty or covenant of this Agreement in any material respect, and (iii) there shall not have been any change in Company's present or future performance from the performance set forth in the Company Projections, it being understood that any decision by Parent's board of directors with respect to such funding shall be wholly within the board's discretion.

           SECTION 6.07 ADDITIONAL REPORTS. Company and Parent shall each furnish to the other copies of any reports of the type referred to in Sections
4.07 and 5.07, which it files with the SEC on or after the date hereof, and Company and Parent, as the case may be, covenant and warrant that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Company and its consolidated Subsidiaries or Parent and its consolidated Subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information including therein for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and U.S. GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

           SECTION 6.08 COMPANY STOCK PLANS AND WARRANTS. Company shall, prior to the Effective Time, amend the Company Stock Plans and Company Warrants and shall use reasonable efforts to amend the agreements governing the Company Stock Options and Company Warrants (to the extent required) in order to effectuate the transactions contemplated by this Agreement and shall use reasonable efforts to obtain any shareholder consents required in connection therewith.

           SECTION 6.09  UNITED KINGDOM FILINGS.

           (a) Company shall use reasonable efforts (i) to submit a Marketing Authorization Application to the MCA by January 21, 1999 in order for the Medicines Control Agency ("MCA") to prepare the assessment report of NeisVac-C, the Company's group C meningococcal vaccine, (ii) to obtain the regulatory approvals for NeisVac-C necessary to perform its obligations under the Supply Agreement on or before April 1, 2000, (iii) to manufacture, fill and prepare for shipping such number of doses of NeisVac-C as shall equal the minimum requirements for delivery for the months of April and May, 2000 under the Supply Agreement prior to April 1, 2000, and (iv) to ensure that it is not prohibited by U.S. governmental authorities from exporting NeisVac-C on or before April 1, 2000, PROVIDED, HOWEVER, that the dates above may be subject to change based upon the request of the regulatory authorities and not through any fault of the Company.

           (b) Parent shall use commercially reasonable efforts to assist Company in preparation of the product license application described in paragraph
(a) of this Section 6.10, at no cost or expense to Company. Parent shall not be liable to Company for any actions taken pursuant to this Section 6.10(b), except for any liability resulting from Parent's gross negligence or willful misconduct, nor shall Parent's conduct under this Section 6.10(b) excuse or constitute a waiver of the failure to satisfy any closing condition set forth in
Article VIII, unless such failure is directly the result of Parent's gross negligence or willful misconduct hereunder.

           SECTION 6.10  COMPANY INDEBTEDNESS.

           As promptly as practicable after the Effective Date, Parent and Company shall purchase the Company's outstanding (i) 6.5% Convertible Subordinated Notes due May 1, 2003 pursuant to the terms of the Indenture dated as of May 7, 1996 between Company and Marine Midland Bank, as Trustee, and (ii) 4.5% Convertible Secured Notes due November 13, 2003 pursuant to the terms of the Indenture dated as of November 12, 1998 between Company and Bankers Trust Company, as Trustee.




                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

             SECTION 7.01 REGISTRATION STATEMENT; PROXY STATEMENT.

           (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the prospectus forming part of the registration statement on Form S-4 of Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of Parent Common Stock to be issued to Company's shareholders pursuant to the Arrangement and (ii) the proxy statement with respect to the Arrangement (the "PROXY STATEMENT") relating to the special meeting of Company's shareholders to be held to consider approval of the Arrangement Resolution (the "COMPANY SHAREHOLDERS' MEETING"). Copies of the Proxy Statement shall be provided to the NYSE and the ASE in accordance with their respective rules. Each of the parties hereto shall use reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Arrangement. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. Each of Parent and Company shall notify the other of the receipt of any comments from the SEC on the Registration Statement and the Proxy Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall provide to each other promptly copies of all correspondence between Parent, Company or any of their representatives and advisors and the SEC. As promptly as practicable after the later of the effective date of the Registration Statement or the obtaining of the Interim Order, the Proxy Statement shall be mailed to the shareholders of Company. Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) applicable Canadian law and (iv) the rules and regulations of the NYSE and the ASE.

           (b) The Proxy Statement shall include (i) the recommendation of the board of directors of Company to Company's shareholders that they vote in favor of approval of the Arrangement Resolution and (ii) the opinion of Company Financial Advisor referred to in Section 4.18; PROVIDED, HOWEVER, that the board of directors of Company shall submit the Arrangement Resolution to Company's shareholders whether or not at any time subsequent to the date hereof such board determines that it can no longer make such recommendation, unless this Agreement has been terminated in accordance with Article IX.

           (c) No amendment or supplement to the Proxy Statement or the Registration Statement shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Arrangement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

           (d) None of the information supplied by Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to shareholders of Company, at the time of the Company Shareholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities tAct and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or any Company Subsidiary, or their respective officers or directors, should be discovered by Company that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Company shall promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the Arrangement will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act, the Exchange Act, applicable Canadian securities law and the CBCA.

           (e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to shareholders of Company, at the time of the Company Shareholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Parent shall promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the Arrangement will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

           SECTION 7.02 SHAREHOLDERS' MEETING. Company shall call and hold the Company Shareholders' Meeting as promptly as practicable after the Interim Order has been issued for the purpose of voting upon the approval of the Arrangement Resolution pursuant to the Proxy Statement, and Company shall use reasonable efforts to hold the Company Shareholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Company shall use reasonable efforts to solicit from its shareholders proxies in favor of the approval of the Arrangement Resolution pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the CBCA or applicable other stock exchange requirements to obtain such approval. Each of the parties hereto shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote of shareholders required by applicable Law to effect the Arrangement.

           SECTION 7.03 AFFILIATES. Company will use reasonable efforts to obtain an executed letter agreement substantially in the form of Annex D (an "AFFILIATE LETTER") hereto from (i) each Person identified in Schedule 4.17 of the Company Disclosure Schedule within 15 days following the execution and delivery of this Agreement and (ii) from any Person who, to the Best Knowledge of Company, may be deemed to have become an affiliate (as such term is used in Rule 145 under the Securities Act) of Company after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Affiliate Letter on the certificates evidencing any of the Parent Common Stock to be received by (i) any affiliate of Company or (ii) any Person Parent reasonably identifies (by written notice to Company) as being a Person who may be deemed an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, consistent with the terms of the Affiliate Letter, regardless of whether such Person has executed an Affiliate Letter and regardless of whether such Person's name and address appear on Schedule 4.17 of the Company Disclosure Schedule.

           SECTION 7.04 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND
                          INSURANCE.

           (a) The provisions with respect to indemnification that are set forth in the bylaws of the Company shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or agents of Company.

           (b) For a period of five years after the Effective Time, Parent shall use its reasonable efforts to maintain in effect the directors' and officers' liability insurance policies maintained by Company or shall provide substantially similar coverage pursuant to policies maintained by Parent, provided that Company's directors and officers promptly supply Parent with underwriting information; PROVIDED, HOWEVER, that in no event shall Parent be required to expend in any one year in excess of 150% of the annual premium currently paid by Company for such coverage, which current premium amount is set forth in Schedule 7.04 of the Company Disclosure Schedule, and PROVIDED FURTHER, that if the premium for such coverage exceeds such amount, Parent shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

           (c) If Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of Company assume the obligations set forth in this
Section 7.04.

           SECTION 7.05 NO SHELF REGISTRATION. Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the Persons who may be deemed to be "affiliates" of Company within the meaning of Rule 145 promulgated under the Securities Act.

           SECTION 7.06 PUBLIC ANNOUNCEMENTS. Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Plan of Arrangement and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the ASE or the NYSE, in which case the issuing party shall use reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

           SECTION 7.07 NYSE LISTING. Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Arrangement in accordance with this Agreement and the Plan of Arrangement to be listed on the NYSE and on each national securities exchange on which shares of Parent Common Stock may at such time to be admitted for trading or listed, subject to official notice of issuance, prior to the Effective Time.

           SECTION 7.08 BLUE SKY. Parent shall use reasonable efforts to obtain prior to the Effective Time all necessary permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.


                                  ARTICLE VIII

                                   CONDITIONS

           SECTION 8.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the parties hereto to complete the Arrangement by filing Articles of Arrangement to give effect to the Plan of Arrangement are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

           (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

           (b) the Plan of Arrangement shall have been duly approved by the requisite vote of shareholders of Company in accordance with the provisions of the Interim Order and the CBCA;

           (c) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits or prevents the completion of the Arrangement which has not been vacated, dismissed or withdrawn prior to the Effective Time. Company and Parent shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time;

           (d) any waiting period (and any extension thereof) applicable to the completion of the Arrangement under the HSR Act or the COMPETITION ACT (CANADA) or any other applicable competition, merger control or similar Law shall have expired or been terminated;

           (e) all consents, approvals and authorizations legally required to be obtained to complete the Arrangement shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization may not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect;

           (f) the board of directors of Company shall not have revoked, amended or modified, in any adverse respect, its approval of the Arrangement or its recommendation to Company's shareholders described in Section 7.01(b)(i);

           (g) the shares of Parent Common Stock to be issued pursuant to this Agreement and the Plan of Arrangement shall have been authorized for listing on the NYSE, subject to notice of issuance;

           (h) the Interim Order, in form reasonably satisfactory to Parent, Acquireco and Company, shall have been received; and

           (i) the Final Order, in form reasonably satisfactory to Parent, Acquireco and Company shall have been received.

           SECTION 8.02 CONDITIONS TO THE OBLIGATIONS OF COMPANY. The obligations of Company to complete the Arrangement by filing Articles of Arrangement to give effect to the Plan of Arrangement are subject to the satisfaction or waiver of the following further conditions:

           (a) each of the representations and warranties of Parent contained in this Agreement shall be true, complete and correct in all material respects both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and Company shall have received a certificate of an officer of Parent to such effect;

           (b) Parent shall have performed or complied in all material respects with all covenants required by this Agreement and the Plan of Arrangement to be performed or complied with by it on or prior to the Effective Time and Company shall have received a certificate of an officer of Parent to that effect;

           (c) there shall have been no Parent Material Adverse Effect since the date of this Agreement; and

           (d) Company shall have received an opinion (i) from Thomas J. Sabatino, Jr., Corporate Vice President and General Counsel of Parent, substantially in the form of Annex E attached hereto and (ii) from Nova Scotia counsel to Acquireco relating to organization and authority matters.

           SECTION 8.03 CONDITIONS TO THE OBLIGATIONS OF PARENT AND ACQUIRECO. The obligations of Parent and Acquireco to complete the Arrangement are subject to the satisfaction or waiver of the following further conditions:

           (a) each of the representations and warranties of Company contained in this Agreement shall be true, complete and correct in all material respects both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to such effect;

           (b) Company shall have performed or complied in all material respects with all covenants required by this Agreement and the Plan of Arrangement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to that effect;

           (c) there shall have been no Company Material Adverse Effect since the date of this Agreement;

           (d) Parent and Acquireco shall have received an opinion from (i) Morgan & Finnegan LLP, special patent counsel to Company, and Sterne, Kessler, Goldstein & Fox P.L.L.C, special patent counsel to Company, substantially in the form of Annex F, (ii) Kirkpatrick & Lockhart LLP, U.S. counsel to Company, substantially in the form of Annex G-1, (iii) Blake, Cassels & Graydon, Canadian counsel to Company, substantially in the form of Annex G-2 and (iv) an opinion from U.K. counsel to Company to the effect that the sale of NeisVac-C in the United Kingdom will not infringe a valid claim of EP Patent 245 045 B1;

           (e) the aggregate number of Company Shares held by Persons who have exercised Dissent Rights with respect to such shares in accordance with the provisions of the CBCA shall be less than five percent (5%) of the outstanding Company Shares immediately prior to the Effective Time;

           (f) Company shall have obtained all consents, approvals, authorizations and permits set forth in Schedule 8.03(f) of the Company Disclosure Schedules;

           (g) there shall not have occurred any Default or Event of Default (as such terms are defined in the Interim Financing Documents) under the Interim Financing Documents, other than a Default or Event of Default that occurs solely pursuant to Paragraph 5(h) of the Letter Loan Agreement dated as of November 1, 1999 between Bank of America, N.A. and Company;

           (h) Frost-Nevada Limited Partnership and Ivax Corporation shall have executed and delivered an agreement substantially on the terms set forth in Annex H hereto;

           (i) Company shall have provided Parent with written documentation (i) that Rockefeller University shall have taken the steps required to retain title in the rPorB Invention and (ii) that Rockefeller University has not received any correspondence from the U.S. government requesting title to the rPorB Invention in accordance with 37CFR401.14; and

           (j) subject to Section 6.06(c), Parent and Acquireco shall have received the favorable rulings from Revenue Canada requested in the Ruling Application.

           SECTION 8.04 MERGER OF CONDITIONS. The conditions set out in Sections 8.01, 8.02 and 8.03 hereof shall be conclusively deemed to have been satisfied, waived or released upon the issuance of the certificate of arrangement giving effect to the Arrangement.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

           SECTION 9.01 TERMINATION. This Agreement may be terminated and the Arrangement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of the Arrangement by the shareholders of the Company or the Court, as follows:

           (a) by mutual written consent duly authorized by the boards of directors of each of Parent and Company;

           (b) by either Parent or Company, if the Effective Time shall not have occurred on or before May 31, 2000, unless the Effective Time shall not have occurred on or before such date solely because the filing of the Articles of Arrangement has been postponed in accordance with Section 2.05 (provided that such date shall not be extended more than fifteen (15) trading days); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

           (c) by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the completion of the Arrangement shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

           (d) by Parent, if (i) the board of directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Arrangement Resolution in a manner adverse to Parent or its stockholders or shall have resolved to do so, (ii) the board of directors of Company shall have recommended to the shareholders of Company a Company Competing Transaction, (iii) Company fails to comply in any respect with Section 6.04; (iv) a Company Competing Transaction shall have been announced or otherwise publicly known and the board of directors of Company shall have (A) failed to recommend against acceptance of such by its shareholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance of a Company Competing Transaction involving a tender offer or exchange offer by its shareholders), (B) failed to reconfirm its approval and recommendation of the Arrangement Resolution within 5 Business Days of the first announcement or other public knowledge of such Company Competing Transaction or (C) determined that such Company Competing Transaction was a Company Superior Proposal and to take any of the actions allowed by clause (ii) of the proviso in Section 6.04, or (v) the board of directors of Company resolves to take any of the actions described above;

           (e) by Parent or Company, if the Arrangement Resolution shall fail to receive the requisite votes for approval at the Company Shareholders' Meeting or any adjournment or postponement thereof;

           (f) by Parent, 10 days after receipt by Company of a written notice from Parent of (i) a breach of any representation, warranty, covenant or agreement in any material respect on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, incomplete or incorrect in any material respect, in either case such that the conditions set forth in Section 8.03 would not be satisfied, or (ii) the occurrence of a Default or Event of Default (as such terms are defined in the Interim Financing Documents) under the Interim Financing Documents (each, a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that if such Terminating Company Breach is curable by Company through the exercise of its reasonable efforts within 10 days and for so long as Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(f); and PROVIDED, FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

           (g) by Company, 10 days after receipt by Parent of a written notice from Company of a breach of any representation, warranty, covenant or agreement in any material respect on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect in any material respect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "TERMINATING PARENT BREACH"); PROVIDED, HOWEVER, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within 10 days and for so long as Parent continues to exercise such reasonable efforts, Company may not terminate this Agreement under this Section 9.01(g); and PROVIDED, FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

           (h) by either Parent or Company, 30 days after receipt of an unfavorable ruling from Revenue Canada as provided in Section 8.03(j), unless the parties shall have agreed to a plan to restructure the transactions contemplated by this Agreement pursuant to Section 6.06(c), PROVIDED, that the terminating party shall have complied with the provisions of Section 6.06(c);

           (i) The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

           SECTION 9.02 EFFECT OF TERMINATION

           (a) Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

           (b) In the event of a termination of this Agreement pursuant to
Section 9.01 (other than pursuant to Section 9.01(g)), paragraphs Seven and Eight of the Confidentiality Agreement shall automatically terminate and become null and void, and the rights and obligations contained therein shall cease.

           SECTION 9.03 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after the approval of this Agreement by the shareholders of Company, no amendment may be made that changes the amount or type of consideration into which Company Shares will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

           SECTION 9.04 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

           SECTION 9.05  TERMINATION FEE; EXPENSES.

           (a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Agreement and the Arrangement shall be paid by the party incurring such Expenses, whether or not the Arrangement is completed, except that Parent and Company each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement, any fees required to be paid under the HSR Act and the Competition Act (Canada), if any and any fees and expenses payable in connection with obtaining the Interim Order and the Final Order.

           (b) Without limiting any other remedies available to Parent, in the event that (i) Parent shall terminate this Agreement pursuant to Section 9.01(d), (ii) this Agreement shall be terminated pursuant to (x) Section 9.01(b) or (y) Section 9.01(e) as a result of the failure to obtain the requisite approval of Company's shareholders and, in the case of either (x) or (y), at the time of such termination or failure to so approve this Agreement, there shall exist or have been proposed a Company Competing Transaction with respect to Company, or (iii) Parent shall terminate this Agreement pursuant to Section 9.01(f) as a result of either a breach of any covenant contained in this Agreement or an intentional breach of any representation or warranty contained in this Agreement and, at the time of such termination, either (A) there shall exist or have been proposed a Company Competing Transaction with respect to Company or (B) within one year after such termination, Company shall enter into a definitive agreement with respect to any Company Competing Transaction or any Company Competing Transaction involving Company shall be consummated, then, in the case of (i) or (ii), promptly after such termination or failure to obtain shareholder approval, or, in the case of (iii), immediately before the execution and delivery of such agreement or such consummation, Company shall pay to Parent an amount in cash equal to $14,000,000 plus, in the case of (i), (ii) or (iii) above (regardless of whether the conditions contained in (A) or (B) shall have been satisfied), an amount in cash equal to Parent's Expenses up to $1,000,000 in the aggregate, payable at the time of such termination or failure to obtain shareholder approval.

           (c) Parent and Company agree that the agreements contained in Section 9.05(b) above are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty. If Company fails to pay to Parent any fee due under Section 9.05(b), Company shall pay the cash and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment.

                                    ARTICLE X

                               GENERAL PROVISIONS

           SECTION 10.01 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

           SECTION 10.02 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):



           (a)  if to Company:

                North American Vaccine, Inc.
                10150 Old Columbia Road
                Columbia, Maryland 21046

                Attention:  President
                Telecopier: (410) 309-4077

                with a copy to:

                Kirkpatrick & Lockhart LLP
                1800 Massachusetts Avenue, N.W.
                Washington, DC 20036-1800

                Attention:  Thomas Cooney, Esq.
                Telecopier:  (202) 778-9100

           (b)  if to Parent or Acquireco:

                Baxter International Inc.
                One Baxter Parkway
                Deerfield, Illinois 60015

                Attention:  General Counsel
                Telecopier: (847) 940-6271

                with a copy to:

                Brobeck, Phleger & Harrison LLP
                1633 Broadway
                New York, New York 10019

                Attention:  Eric Simonson, Esq.
                Telecopier:  (212) 586-7878


           SECTION 10.03 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Arrangement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Arrangement may be completed as originally contemplated to the fullest extent possible.

           SECTION 10.04 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.04, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

           SECTION 10.05 INCORPORATION OF EXHIBITS. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Annexes attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

           SECTION 10.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF NEW YORK.

           SECTION 10.07 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

           SECTION 10.08 SPECIFIC PERFORMANCE. In addition to any other remedies available at law, or in equity, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court. In addition, each of the parties hereto (a) consents to commit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than federal or state court sitting in the State of New York

           SECTION 10.09 HEADINGS; INTERPRETATION. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

           SECTION 10.10 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

           SECTION 10.11 ENTIRE AGREEMENT. This Agreement (including the Annexes, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                               BAXTER INTERNATIONAL INC.


                               By: /s/ Thomas Glanzmann
                                  ------------------------------------
                                  Name: Thomas Glanzmann
                                  Title: Authorized Designee


                               NORTH AMERICAN VACCINE, INC.


                               By: /s/ Randal Chase
                                  ------------------------------------
                                  Name: Randal Chase, Ph.D.
                                  Title: Chief Executive Office & President


                               NEPTUNE ACQUISITION CORP.


                               By: /s/ Freidrich Dorner
                                   -----------------------------------
                                   Name: Dr. Freidrich Dorner
                                   Title: President

                                     ANNEX A
                                     -------

                      PLAN OF ARRANGEMENT UNDER SECTION 192
                     OF THE CANADA BUSINESS CORPORATIONS ACT



                                    ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

           Unless indicated otherwise, where used in this Plan of Arrangement, the following terms shall have the following meanings:

         "ACQUIRECO" means Neptune Acquisition Corp, an unlimited liability company existing under the laws of the Province of Nova Scotia.

         "AGREEMENT" means the Share Exchange Agreement dated as of November 17. 1999 between Parent, Company and Acquireco to which this Plan of Arrangement is attached as Annex A, and includes any annexes attached thereto, as amended, modified or supplemented from time to time.

         "ARRANGEMENT" means the arrangement under section 192 of the CBCA involving Acquireco, Company and the shareholders of Company on the terms and conditions set out in this Plan of Arrangement, subject to any amendments thereto in accordance with Section 5.4 or made at the direction of the Court in the Final Order.

         "ARRANGEMENT RESOLUTION" means the resolution or resolutions of the shareholders approving this Plan of Arrangement as required by applicable law and the Interim Order, substantially in the form attached to the Proxy Statement.

         "BUSINESS DAY" means any day on which the principal offices of the United States Securities and Exchange Commission in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in the City of New York or the City of Toronto.

         "CBCA" means the Canada Business Corporations Act, as amended from time to time.

         "COMPANY" means North American Vaccine, Inc. a corporation existing under the CBCA.

         "COMPANY COMMON SHARES" means the common shares, no par value per share, of Company outstanding from time to time.

         "COMPANY PREFERRED SHARES" means the shares of Series A Preferred Stock, no par value per share, of Company outstanding from time to time.

         "COMPANY SHARES" means Company Common Shares and the Company Preferred Shares.

         "COMPANY SHAREHOLDERS' MEETING" means the special meeting of the shareholders held pursuant to Section 7.02 of the Agreement and any adjournment or postponement thereof, to consider and, if thought advisable, to pass the Arrangement Resolution.

         "COURT" means the Ontario Superior Court of Justice or the Quebec Superior Court.

         "DEPOSITARY" has the meaning assigned thereto in Section 1.01 of the Agreement.

         "DIRECTOR" means the Director appointed under section 260 of the CBCA.

         "DISSENT PROCEDURES" has the meaning assigned thereto in Section 4.1 hereof.

         "DISSENT RIGHTS" means the rights of dissent which each Dissenting Shareholder is entitled to exercise, under the Interim Order and the Final Order and strictly in the manner set out in section 190 of the CBCA and this Plan of Arrangement, in respect of the Arrangement Resolution.

         "DISSENTING SHAREHOLDER" means a shareholder of the Company who dissents from the Arrangement Resolution in compliance with the Dissent Procedures and the CBCA.

         "EFFECTIVE DATE" means the date upon which this Plan of Arrangement becomes effective as established by the date of issue set forth in the certificate of arrangement issued by the Director giving effect to the Arrangement.

         "EFFECTIVE   TIME"  means  the  time  of  filing  of  the  Articles  of
         Arrangement implementing the Arrangement.

         "FINAL ORDER" means the order of the Court made in connection with the approval of the Arrangement following the application contemplated by
         Section 2.04 of the Agreement, as such order may be amended or modified by the highest court by which an appeal is heard prior to the Effective Time.

         "INTERIM ORDER" means the interim order of the Court made in connection with the approval of the Arrangement following the application therefor contemplated by Section 2.02 of the Agreement.

         "LETTERS OF TRANSMITTAL" means the letters of transmittal to be mailed to shareholders of the Company by Company together with the Proxy Statement.

         "PARENT" means Baxter International, Inc. a Delaware corporation.

         "PARENT COMMON STOCK" means the shares of common stock, par value $1.00 per share, of Parent.

         "PROXY STATEMENT" has the meaning assigned thereto in Section 7.01 of the Agreement.

Terms used but not otherwise defined herein shall have the meanings assigned thereto in the Arrangement Agreement.

1.2       INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

          The division of this Plan of Arrangement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

1.3       CURRENCY.

          All sums of money which are referred to in this Plan of Arrangement are expressed in lawful money of the United States unless otherwise specified.

1.4       NUMBER, ETC.

          Unless the subject matter or context requires the contrary, words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders and words importing persons shall include natural persons, firms, trusts, partnerships and corporations.

1.5       STATUTORY REFERENCES.

          Any reference in this Plan of Arrangement to a statute includes all regulations made thereunder, all amendments to such statute in force from time to time and any statute or regulation that supplements or supersedes such statute or regulation.

1.6       DATE OF ANY ACTION.

          In the event that any date on which any action is required or permitted to be taken hereunder by any person is not a Business Day in the place where the action is required or permitted to be taken, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day in such place.


                                    ARTICLE 2
                                   ARRANGEMENT

2.1       ARRANGEMENT

          This Plan of Arrangement is made pursuant to, is subject to the provisions of and forms part of, the Agreement.


                                    ARTICLE 3
                                   ARRANGEMENT

3.1 EXCHANGE OF SHARES. AT THE EFFECTIVE TIME, THE FOLLOWING SHALL BE DEEMED TO OCCUR IN THE ORDER SPECIFIED IN THE FOLLOWING PARAGRAPHS WITHOUT ANY FURTHER AUTHORIZATION, ACT OR FORMALITY:

          (a) Subject to Section 4.1, each Company Common Share issued and outstanding immediately before the Effective Time shall be exchanged by Acquireco for consideration consisting of:

                (i) the fraction of a share (calculated and rounded to the nearest ten-thousandth of one share) of Parent Common Stock, (A) the numerator of which fraction shall be $6.97 (the "SHARE
          CONSIDERATION"), and (B) the denominator of which shall be the Parent Stock Price (as defined in Section 3.1(a)(iii) below) ; and

                (ii) a cash payment of $.03 per Company Common Share (the "CASH CONSIDERATION" and, together with the Share Consideration, the "ARRANGEMENT CONSIDERATION");

      PROVIDED, HOWEVER, that in the event the Company Capitalization shall be greater or less than the amount set forth in Section 4.03 of the Agreement by more than 10,000 Company Common Shares, the Share Consideration and Cash Consideration shall each be adjusted by multiplying it by a fraction, the numerator of which is the Company Capitalization as set forth in
      Section 4.03 of the Agreement and the denominator of which is the actual Company Capitalization at the Effective Time.

                (iii) For purposes of calculating the Share Consideration, the "PARENT STOCK PRICE" shall be an amount equal to the average closing sale price of a share of Parent Common Stock as reported in THE WALL STREET JOURNAL under the caption New York Stock Exchange Composite Transactions or, if not available, such other authoritative publication as may be reasonably selected by Parent, for the ten consecutive trading days ending on and including the fifth trading day prior to the Effective Date. In the event Parent changes (or establishes a record date for changing) the number shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, distribution, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Stock and the record date therefor shall be prior to the Effective Time, the Share Consideration shall be proportionately adjusted in such manner as Parent, Acquireco and the Company shall agree, which adjustment may include, as appropriate, the issuance of securities, property or cash on the same basis as any of the foregoing shall have been issued, distributed or paid to the holders of shares of Parent Common Stock generally.

          (b) Subject to Section 4.1, each Company Preferred Share issued and outstanding immediately before the Effective Time shall be exchanged by Acquireco for consideration consisting of (i) the number of shares of Parent Common Stock equal to the product of
              (x) the number of Company Common Shares into which such Company Preferred Share is convertible immediately prior to the Effective Time and (y) the Share Consideration divided by the Parent Stock Price, and (ii) a cash payment equal to the product of (x) the Cash Consideration and (y) the number of Company Common Shares into which such Company Preferred Share is convertible immediately prior to the Effective Time.

          (c) Each shareholder of the Company shall cease to be a holder of Company Common Shares or Company Preferred Shares, as the case may be, and shall have his, her or its name removed from the register of holders of Company Common Shares or Company Preferred Shares, as the case may be.

          (d) All Company Common Shares and Company Preferred Shares shall be held by Acquireco and the name of Acquireco shall be added to the register of holders of Company Common Shares and Company Preferred Shares.

          (e) Certificates formerly representing Company Common Shares and Company Preferred Shares shall represent only the right to receive the consideration therefor, in accordance with Articles 3, 4 and 5 hereof.

          (f) Immediately following the exchange of shares as contemplated by this Section 3.1, the Company shall increase the stated capital of the Company Common Shares by an amount equal to the difference between (i) the product of the number of Company Common Shares exchanged pursuant to this Section 3.1 multiplied by $7.00 and
              (ii) the product of the paid-up capital of an issued and outstanding Company Common Share as determined pursuant to the Income Tax Act (Canada) immediately prior to the increase in stated capital pursuant to this Section 3.1(g), multiplied by the number of Company Common Shares exchanged pursuant to this Section 3.1;

          (g) Immediately following the exchange of shares as contemplated by this Section 3.1, the Company shall increase the stated capital of the Company Preferred by an amount equal to the difference between
              (i) the product of the number of Company Preferred Shares of the Company exchanged pursuant to this Section 3.1 multiplied by the number of Company Common Shares into which each Company Preferred Share is convertible immediately before the Effective Time multiplied by $7.00 and (ii) the product of the paid-up capital of an issued and outstanding Company Preferred Share as determined pursuant to the Income Tax Act (Canada) immediately prior to the increase in stated capital pursuant to this Section 3.1(g), multiplied by the number of Company Preferred Shares exchanged pursuant to this Section 3.1.

3.2 NO FRACTIONAL SHARE CERTIFICATES. No scrip or fractional share of Parent Common Stock shall be issued upon the surrender for exchange of Company Shares, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent with respect to such fractional share interest. As of the Effective Time, Parent shall deposit with the Depository an amount in cash sufficient for the Depository to pay each holder of Company Shares an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all Company Shares held at the Effective Time by such holder) by (ii) the Parent Stock Price.

3.3       OPTIONS AND WARRANTS TO PURCHASE COMPANY COMMON SHARES.

           (a) Immediately prior to the Effective Time, (i) the Company Stock Options which are outstanding and unexercised immediately prior to the Effective Time, shall be cancelled and (ii) in consideration of such cancellation, Parent shall pay to such holders of Company Stock Options at the Effective Time an amount in cash in respect thereof equal to the product of (x) the excess, if any, of the Arrangement Consideration (determined in accordance with Section 3.1) over the exercise price thereof and (y) the number of Company Common Shares subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto), PROVIDED, that the foregoing shall be subject to the obtaining of any necessary consents of holders of Company Stock Options.

           (b) Company shall take all actions necessary so that, immediately prior to the Effective Time and in accordance with the Warrant Termination Letter, (i) the Company Warrants which are outstanding and unexercised immediately prior to the Effective Time shall be cancelled and (ii) in consideration of such cancellation, Parent shall pay to the holder(s) of Company Warrants at the Effective Time an amount in respect thereof in Parent Common Stock valued at the Parent Stock Price equal to the product of (x) the excess of the Arrangement Consideration (determined in accordance with Section 3.1) over the exercise price thereof and (y) the number of Company Common Shares subject thereto.

3.4       CERTAIN ADJUSTMENTS. If prior to the Effective Time, Company
Common Shares or Company Preferred Shares shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, then the Arrangement Consideration established pursuant to the provisions of Section 3.1(a)(i) or 3.1(b), as applicable, shall be adjusted accordingly to provide to Parent and the holders of the Company Shares the same economic effect as contemplated hereby prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

3.5 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates representing Company Shares shall have been lost, stolen or destroyed, the Depository shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 3.1, PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to indemnify Parent against any claim that may be made against Parent or the Depository with respect to the certificates alleged to have been lost, stolen or destroyed.

3.6 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of the Agreement, the officers and directors of Company, Parent and Acquireco, as the case may be, are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

3.7 DISSENTING SHAREHOLDERS. Company shall give Parent prompt notice of any holders of shares who have not voted such shares for approval of the Arrangement Resolution and who have perfected Dissent Rights (and shall also give Parent prompt notice of any withdrawals of such demands for Dissent Rights) and Parent shall have the right to direct all negotiations and proceedings with respect to such demands.


                                    ARTICLE 4
                                RIGHTS OF DISSENT

4.1       RIGHTS OF DISSENT.

          Shareholders of the Company may exercise Dissent Rights pursuant to and strictly in the manner set forth in the Interim Order, section 190 of the CBCA and this Section 4.1 (the "Dissent Procedures") in connection with the Arrangement. Shareholders of the Company who duly exercise such Dissent Rights and who:

          (a) are ultimately entitled to be paid fair value for their Shares shall be deemed to have transferred such Company Shares to Company for cancellation at the Effective Time; or

          (b) for any reason are ultimately not entitled to be paid fair value for their Company Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting Shareholder as at and from the Effective Time, and subject to
              Article 5 hereof, shall have the right to receive consideration, on the basis determined in accordance with Article 3 hereof;

but in no case shall Company or Acquireco be required to recognize such Dissenting Shareholders as holders of Company Shares at and after the Effective Time, and the names of such Dissenting Shareholders shall be deleted from Company's register of holders of Company Shares at the Effective Time.

                                    ARTICLE 5
                                     PAYMENT

5.1       DELIVERY OF PARENT COMMON STOCK AND CASH BY ACQUIRECO.

          Immediately upon the filing of the Articles of Arrangement, Acquireco shall cause to be available to the Depositary, for payment to holders of Company Shares, (i) cash and the certificates of Parent Common Stock representing the number of whole shares of Parent Common Stock issuable pursuant to subsection 3.1(a) and 3.1(b) in exchange for Company Common Shares and Company Preferred Shares outstanding immediately prior to the Effective time and (ii) sufficient funds to permit payment in lieu of fractional shares pursuant to section 3.2, for delivery to such holders in accordance with Section 5.2 hereof. As soon as practicable after the Effective Time, (i) such payments of shares of Parent Common Stock shall be made by the Depositary by issuing certificates representing such shares to the shareholders of Company; and (ii) such cash payments shall be made by the Depositary by issuing cheques to the shareholders of Company. All interest on funds provided to and held by the Depositary pursuant to this Section 5.1 shall accrue to the benefit of Acquireco.

5.2       METHOD OF PAYMENT.

          The Depositary shall forward to each Shareholder who, prior to the Effective Date, has deposited a properly completed Letter of Transmittal, together with his or her Company Share certificates, the certificates representing shares of Parent Common Stock and the cash to which he or she is entitled as soon as reasonably practicable but, in any event, not later than three Business Days after the Effective Date. The Depositary shall forward to each Shareholder who, after the Effective Date, has deposited his or her properly completed Letter of Transmittal, together with his or her Company Share certificates, the certificates representing shares of Parent Common Stock and the cash to which he or she is entitled within three Business Days following receipt by the Depositary of such letters and share certificates. Unless otherwise directed in accordance with any Letter of Transmittal, such share certificates and cheques shall be forwarded by first class mail, postage prepaid, or, in the case of a postal disruption in the United States or Canada, by such other means as the Depositary may consider prudent, to the persons and at the addresses specified in the relevant Letter of Transmittal. Share certificates and cheques forwarded pursuant hereto will be deemed to have been delivered at the time of delivery thereof to the post office or to such other party as may be charged with responsibility for the transmission thereof.

5.3       LIMITATION.

          Any certificate formerly representing Company Shares not deposited with all of the other documents and instruments required by this Plan of Arrangement on or prior to the sixth anniversary of the Effective Date shall cease to represent any claim to which the holder thereof would otherwise be entitled. On such date, all cash or shares to which the former registered holder of the certificate referred to in the preceding sentence was entitled shall be deemed to have been surrendered to Acquireco together with all dividends, distributions and interest held for such former registered holder.

5.4       AMENDMENTS TO PLAN OF ARRANGEMENT.

          Company reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by Acquireco, (iii) filed with the Court and, if made following the Company Shareholders' Meeting, approved by the Court, and (iv) communicated to holders of Company Shares if and as required by the Court.

          Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Company at any time prior to the Company Shareholders' Meeting (provided that Acquireco shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Company Shareholders' Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

          Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Company Shareholders' Meeting shall be effective only if (i) it is consented to by each of Company and Acquireco, and (ii) if required by the Court or applicable, it is consented to by holders of the Company Shares voting in the manner so required.

                                     ANNEX B
                                     -------



                          FORM OF SHAREHOLDER AGREEMENT

           This SHAREHOLDER AGREEMENT (this "AGREEMENT") is made and entered into as of November 17, 1999 between Baxter International Inc., a Delaware corporation ("PARENT"), and the undersigned shareholders (each, a "SHAREHOLDER") of North American Vaccine, Inc., a corporation existing under the federal laws of Canada ("COMPANY"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Share Exchange Agreement described below.

                                    RECITALS

           WHEREAS, pursuant to a Share Exchange Agreement dated as of November 17, 1999 by and among Parent, Neptune Acquisition Corp., an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly owned subsidiary of Parent ("ACQUIRECO") and Company (such agreement as it may be amended is hereinafter referred to as the "SHARE EXCHANGE AGREEMENT"), Parent has agreed to exchange the outstanding securities of Company pursuant to an exchange by Acquireco of all of the capital stock of the Company (the "ARRANGEMENT"), in which each outstanding share of capital stock of Company (the "COMPANY SHARES") will be exchanged for cash and shares of common stock of Parent (the "PARENT SHARES") as set forth in the Share Exchange Agreement (the "TRANSACTION");

           WHEREAS, BioChem Pharma Inc. ("BioChem") (formerly known as IAF BioChem International Inc.), Frost-Nevada, Limited Partnership ("Frost LP"), IVAX Corporation ("IVAX"), and Phillip Frost, M.D. ("Frost") are parties to a Shareholders' Agreement dated January 17, 1990 (the "Existing Agreement");

           WHEREAS, in order to induce Parent to enter into the Share Exchange Agreement and consummate the Transaction, Company has agreed to use its reasonable efforts to cause each shareholder of Company who is an affiliate of Company to execute and deliver to Parent a Shareholder Agreement upon the terms set forth herein; and

           WHEREAS, each Shareholder is or may become the registered and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of capital stock of Company (such shares, other than 714,286 Company Shares owned by BioChem which are to be transferred to Parent pursuant to the Stock Purchase Agreement dated the date hereof, hereinafter referred to as the "SHARES").

           NOW, THEREFORE, the parties agree as follows:

           1. TRANSFER AND ENCUMBRANCE. Each Shareholder represents, warrants and covenants to and with Parent that such Shareholder is the beneficial owner of the Shares, the Shares constitute the only shares of capital stock and voting securities of Company beneficially owned by such Shareholder, to such Shareholder's knowledge, the Shares are, and will be at all times up until the Expiration Date (as defined in Exhibit I hereto), free and clear of any liens, claims, options, charges or other encumbrances except as disclosed on the signature page hereto and shareholder's principal residence or place of business is accurately set forth on the signature page hereto.

           2. NEW SHARES. Each Shareholder agrees that any shares of capital stock or voting securities of Company that such Shareholder purchases or with respect to which such Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

           3. AGREEMENT TO VOTE SHARES. Prior to the Expiration Date, at every meeting of the shareholders of Company at which any of the following is considered or voted upon, and at every adjournment thereof, and on every action or approval by written resolution of the shareholders of Company with respect to any of the following, each Shareholder shall vote the Shares and any New Shares in favor of approval and adoption of the Arrangement Resolution (as defined in the Share Exchange Agreement) and of the Transaction.

           4. IRREVOCABLE PROXY. Each Shareholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Exhibit I (the "PROXY"), such Proxy to cover the Shares and all New Shares in respect of which such Shareholder is entitled to vote at each meeting of the shareholders of Company (including, without limitation, each written consent in lieu of a meeting). In the event that a Shareholder is unable to provide any such Proxy in a timely manner, each Shareholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of such Shareholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of such Shareholder. Upon the execution of this Agreement by such Shareholder, such Shareholder hereby revokes any and all prior proxies or powers of attorney given by such Shareholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

           5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER. Each Shareholder hereby represents, warrants and covenants to Parent as follows:

           (a) Such Shareholder has full power and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. To such Shareholder's knowledge, the execution and delivery of this Agreement by such Shareholder does not, and the performance of such Shareholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Shares or New Shares are or will be bound or affected.

           (b) Until the Expiration Date, such Shareholder will not (and will use such Shareholder's reasonable efforts to cause Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by such Shareholder, Company or any of the same, not to, except to the extent otherwise permitted under Section 6.04 of the Share Exchange Agreement): (i) solicit, initiate or encourage (including by way of furnishing or disclosing nonpublic information) any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to any shareholders of the Company) that constitutes, or may reasonably be expected to lead to, any Company Competing Transaction; or (ii) knowingly encourage or otherwise enter into or maintain or continue discussions or negotiate with any Person with respect to such inquiries or to obtain a Company Competing Transaction, or agree to or endorse any agreement, arrangement or understanding with respect to any Company Competing Transaction. In the event such Shareholder shall receive or become aware of any Company Competing Transaction subsequent to the date hereof, such Shareholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party or violating its fiduciary duties. Notwithstanding the foregoing, the provisions of this Section 5(b) shall not be operative for any non-executive director of Company for so long as such director serves on Company's board of directors.

           (c) Such Shareholder understands and agrees that if such Shareholder attempts to transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Company shall not, and such Shareholder hereby unconditionally and irrevocably instructs Company to not, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or record such vote unless and until Shareholder shall have complied with the terms of this Agreement.

           6. ADDITIONAL DOCUMENTS. Each Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, reasonably necessary and desirable, to carry out the purpose and intent of this Agreement.

           7. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

           8. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

           9. BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind each Shareholder solely as a securityholder of Company only with respect to the specific matters set forth herein.

           10. AMENDMENT AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

           11. SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholders set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and each Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

           12. NOTICES. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or sent by facsimile transmission, as follows:

           (a) If to a Shareholder, at the address set forth below such Shareholder's signature at the end hereof.

           (b)  if to Parent, to:

           Baxter International Inc.
           One Baxter Parkway
           Deerfield, Illinois 60015
           Attention:  General Counsel
           Facsimile No.:  (847) 940-6271

           with a copy to:

           Brobeck, Phleger & Harrison LLP
           1633 Broadway, 47th Floor
           New York, NY 10019
           Attention:  Eric Simonson, Esq.
           Facsimile No.: (212) 581-1600
           Telephone No.: (212) 586-7878


or to such other address as any party hereto may designate for itself by notice given as herein provided.

           13. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

           14. ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

           15. COUNTERPART. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

           16. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

           17. SUSPENSION OF EXISTING AGREEMENT. By virtue of and evidenced by the execution of this Agreement, BioChem, Frost LP, IVAX and Frost (collectively, the "Parties") hereby agree to suspend the Existing Agreement until the Expiration Date, as defined in the Proxy.

           18. TERMINATION OF EXISTING AGREEMENT. By virtue of and evidenced by the execution of this Agreement, the Parties hereby agree that the Existing Agreement will terminate on the Effective Date.

           19. COMPANY INDEBTEDNESS. No later than ten (10) days after the Effective Date (provided that Company shall have received the requisite documentation from holders of the promissory notes described below), Parent and Company shall purchase the Company's outstanding 4.5% Convertible Secured Notes due November 13, 2003 pursuant to the terms of the Indenture dated as of November 12, 1998 between Company and Bankers Trust Company, as Trustee.

           20. CONSENT TO ASSIGNMENT. By virtue of and evidenced by the execution of this Agreement, BioChem hereby consents to the assignment from Company to Parent, or any subsidiary of Parent, of the surviving rights under the Technology Transfer Agreement dated January 17, 1990 between BioChem and Company, which agreement has been terminated, in connection with the transactions contemplated by the Share Exchange Agreement and effective as of the Effective Date.

           21. GUARANTY. Parent and the Company will use their respective commercially reasonable efforts to obtain an extension to the maturity of indebtedness under the Company's line of credit with Royal Bank of Canada (the "Line of Credit"). BioChem hereby agrees (i) to maintain in effect and not to terminate in any respect the Guaranty Agreement dated July 1, 1999 between BioChem and Royal Bank of Canada until the Effective Date, as defined in the Proxy, and (ii) to loan to the Company any amounts due under the Line of Credit, up to an aggregate of $5,000,000, on commercially reasonable terms in the event the amounts payable under the Line of Credit become due prior to the Effective Date, as defined in the Proxy. On or promptly after the Effective Date, Parent and the Company shall (i) terminate the Line of Credit and pay off the amounts due thereunder, and (ii) repay to BioChem all amounts outstanding under the Guaranty, the related Suretyship and Subordination of Claims dated as of July 1, 1999 executed by BioChem and BioChem Pharma Holdings Inc. (the "Suretyship") and any modifications, amendments or extensions of the Guaranty or Suretyship, together with any accrued interest. Parent hereby indemnifies and holds harmless BioChem and its officers, directors, affiliates, divisions, subsidiaries, employees, representatives and agents from and against any judgments, fines, losses, claims, damages, costs, expenses (including reasonable attorney's fees) or liabilities arising out of the Guaranty or Suretyship (in each case, including such modifications, amendments or extensions) or the obligations thereunder.

           IN WITNESS WHEREOF, the parties have caused this Shareholder Agreement to be executed as of the date first above written.

BAXTER INTERNATIONAL INC.               BIOCHEM PHARMA INC.




By:_______________________________      ____________________________________
                                        (Signature)
Name:_____________________________

Title:____________________________


                                        ____________________________________
                                        (Signature)

                                        SHAREHOLDER




                                        ____________________________________
                                        (Signature)



                                        ____________________________________
                                        (Signature of Spouse)


                                        ____________________________________
                                        (Print Name of Shareholder)


                                        ____________________________________
                                        (Print Street Address)


                                        ____________________________________
                                        (Print City, State and Zip)


                                        ____________________________________
                                        (Print Telephone Number)


                                        ____________________________________
                                        (Social Security or Tax I.D. Number)

                                        SHAREHOLDER




                                        ____________________________________
                                        (Signature)



                                        ____________________________________
                                        (Signature of Spouse)


                                        ____________________________________
                                        (Print Name of Shareholder)


                                        ____________________________________
                                        (Print Street Address)


                                        ____________________________________
                                        (Print City, State and Zip)


                                        ____________________________________
                                        (Print Telephone Number)


                                        ____________________________________
                                        (Social Security or Tax I.D. Number)

                                        SHAREHOLDER




                                        ____________________________________
                                        (Signature)



                                        ____________________________________
                                        (Signature of Spouse)


                                        ____________________________________
                                        (Print Name of Shareholder)


                                        ____________________________________
                                        (Print Street Address)


                                        ____________________________________
                                        (Print City, State and Zip)


                                        ____________________________________
                                        (Print Telephone Number)


                                        ____________________________________
                                        (Social Security or Tax I.D. Number)

                                        SHAREHOLDER




                                        ____________________________________
                                        (Signature)



                                        ____________________________________
                                        (Signature of Spouse)


                                        ____________________________________
                                        (Print Name of Shareholder)


                                        ____________________________________
                                        (Print Street Address)


                                        ____________________________________
                                        (Print City, State and Zip)


                                        ____________________________________
                                        (Print Telephone Number)


                                        ____________________________________
                                        (Social Security or Tax I.D. Number)

                                        SHAREHOLDER




                                        ____________________________________
                                        (Signature)



                                        ____________________________________
                                        (Signature of Spouse)


                                        ____________________________________
                                        (Print Name of Shareholder)


                                        ____________________________________
                                        (Print Street Address)


                                        ____________________________________
                                        (Print City, State and Zip)


                                        ____________________________________
                                        (Print Telephone Number)


                                        ____________________________________
                                        (Social Security or Tax I.D. Number)

                                        SHAREHOLDER




                                        ____________________________________
                                        (Signature)



                                        ____________________________________
                                        (Signature of Spouse)


                                        ____________________________________
                                        (Print Name of Shareholder)


                                        ____________________________________
                                        (Print Street Address)


                                        ____________________________________
                                        (Print City, State and Zip)


                                        ____________________________________
                                        (Print Telephone Number)


                                        ____________________________________
                                        (Social Security or Tax I.D. Number)

                                                                       EXHIBIT I
                                                                       ---------

                                IRREVOCABLE PROXY

                                TO VOTE SHARES OF

                          NORTH AMERICAN VACCINE, INC.

           The undersigned shareholder of North American Vaccine, Inc., a corporation existing under the federal laws of Canada ("COMPANY"), hereby irrevocably (to the full extent permitted by the Canada Business Corporations
Act) appoints the members of the Board of Directors of Baxter International Inc., a Delaware corporation ("PARENT"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to attend and act for and on behalf of the undersigned at all meetings of shareholders of Company held prior to the Expiration Date and, without limiting the generality of the foregoing, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

           This Irrevocable Proxy is irrevocable (to the extent provided in the Canada Business Corporations Act), is coupled with an interest, including, but not limited to, that certain Affiliate Letter dated as of even date herewith by and among Parent, and the undersigned, and is granted in consideration of Parent entering into that certain Share Exchange Agreement (the "SHARE EXCHANGE AGREEMENT") by and among Parent, Neptune Acquisition Corp., an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly owned subsidiary of Parent ("ACQUIRECO"), and Company which Share Exchange Agreement provides for exchange of all of the issued and outstanding capital stock of Company in exchange for shares of Parent and cash held by Acquireco (the "ARRANGEMENT"). As used herein, the term "Expiration Date" shall mean the earliest to occur of (i) such date and time as the Arrangement shall become effective in accordance with the terms and provisions of the Share Exchange Agreement, (ii) the date of termination of the Share Exchange Agreement, (iii) a material breach by Parent of any agreement with the undersigned shareholder, and (iv) May 31, 2000.

           The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Canada Business Corporations Act) to the same extent and with the same power as if the undersigned were personally present at such meeting, at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting in favor of approval and adoption of the Arrangement Resolution (as defined in the Share Exchange Agreement), the Share Exchange Agreement and of the transactions contemplated thereby.

           The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

           All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

           This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  November 17, 1999
                                    -------------------------------------
                                    (Signature of Shareholder)


                                    -------------------------------------
                                    (Print Name of Shareholder)


                                    Shares beneficially owned:


                                    ________shares of Company Common
                                     Shares

                                     ANNEX C
                                     -------



November 17, 1999



North American Vaccine, Inc.
10150 Old Columbia Road
Columbia, Maryland 21046
Attention: President


Baxter International Inc.
One Baxter Parkway
Deerfield, Illinois 60015
Attention: General Counsel


Dear Sirs:

           Reference is made to the Warrant No. W-1 dated July 21, 1999 of North American Vaccine, Inc. (the "COMPANY") registered in the name of BioChem Pharma Inc. ("BCPI") for the purchase of 250,000 common shares, no par value, of the Company (the "COMPANY SHARES"), Warrant No. W-2 dated August 26, 1999 of the Company registered in the name of BCPI for the purchase of 250,000 Company Shares and Warrant No. W-3 dated October 28, 1999 of the Company registered in the name of BCPI for the purchase of 250,000 Company Shares (collectively, the "WARRANTS").

           In order to induce Baxter International Inc., a Delaware corporation ("PARENT") to enter into the Share Exchange Agreement dated as of the date hereof (the "SHARE EXCHANGE AGREEMENT") among Parent, Neptune Acquisition Corp., an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly owned subsidiary of Parent, and Company, and in consideration of the payment by Parent of the amount determined in accordance with Section 3.03(b) of the Share Exchange Agreement, BCPI hereby agrees, subject to the consummation of the transactions contemplated by the Share Exchange Agreement, as follows:

           (i) the Warrants shall terminate and be of no further force or effect as of the Effective Time (as defined in the Share Exchange Agreement) without any further action on the part of Company or BCPI; and

           (ii) BCPI hereby waives, effective as of the Effective Time, any and all rights it has or may have under the Warrants, including, without limitation, the right to receive shares of capital stock of Parent as a result of the transactions contemplated by the Share Exchange Agreement.

                                  BIOCHEM PHARMA INC.

                                  By__________________________________
                                  Name:
                                  Title:

ACCEPTED AND AGREED as of the
date first written above:

NORTH AMERICAN VACCINE, INC.




By   _______________________________
     Name:
     Title:


BAXTER INTERNATIONAL INC.




By   _______________________________
     Name:
     Title:

                                     ANNEX D
                                     -------

                            FORM OF AFFILIATE LETTER


November 17, 1999


Baxter International, Inc.
One Baxter Parkway
Deerfield, Illinois 60015
Attention:  General Counsel

Ladies and Gentlemen:

           I have been advised that as of the date of this letter agreement I may be deemed to be an "affiliate" of North American Vaccine, Inc., a corporation existing under the federal laws of Canada (the "Company"), as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Share Exchange Agreement, dated as of November 17, 1999 (the "Share Exchange Agreement"), by and among Baxter International, Inc., a Delaware corporation ("Baxter"), Neptune Acquisition Corp., an unlimited liability company existing under the laws of the Province of Nova Scotia ("Acquireco"), and the Company, Acquireco will acquire all of the issued and outstanding capital stock of the Company pursuant to the Plan of Arrangement set forth in the Share Exchange Agreement (the "Arrangement").

           Pursuant to the Arrangement all of the shares of capital stock of the Company owned by the undersigned will be converted into the right to receive a certain number of shares of Common Stock, par value $1.00 per share, of Baxter ("Baxter Shares") and cash, pursuant to the terms of the Share Exchange Agreement.

           I represent, warrant and covenant to Baxter that, with respect to all Baxter Shares received as a result of the Arrangement:

     (a) I shall not make any sale, transfer or other disposition of the Baxter Shares in violation of the Securities Act or the Rules and Regulations.

     (b)   I have carefully read this letter and the Share Exchange
           Agreement and have had an opportunity to discuss the requirements of such documents and any other applicable limitations upon my ability to sell, transfer or otherwise dispose of Baxter Shares with my counsel or counsel for the Company.

     (c) I have been advised that the issuance of Baxter Shares to me pursuant to the Arrangement has been registered with the Commission under the Securities Act. However, I have also been advised that, since at the time the Arrangement Resolution (as defined in the Share Exchange Agreement) was submitted for a vote of the shareholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Baxter Shares has not been registered under the Securities Act, therefore I may not sell, transfer or otherwise dispose of Baxter Shares issued to me in the Arrangement unless (i) such sale, transfer or other disposition has been registered under the Securities Act or is made in conformity with Rule 145 under the Securities Act, or (ii) in the opinion of counsel reasonably acceptable to Baxter or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

     (d) I understand that, except as provided for under the Share Exchange Agreement, Baxter is under no obligation to register under the Securities Act the sale, transfer or other disposition of Baxter Shares by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from such registration available.

     (e) I understand that Baxter will give stop transfer instructions to Baxter transfer agents with respect to the Baxter Shares received by me pursuant to the terms of the Share Exchange Agreement and that the certificates for such Baxter Shares issued to me, or any substitutions therefor, will bear a legend substantially to the following effect:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED."

     (f) I also understand that unless the transfer by me of Baxter Shares received pursuant to the terms of the Share Exchange Agreement has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Baxter reserves the right to place a legend substantially to the following effect on the certificates issued to any transferee:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE

           145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

           It is understood and agreed that the legends set forth in paragraphs
(e) and (f) above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) a sale is effected in compliance with the provisions of Rule 145(d)(1), (ii) one year shall have elapsed from the date the undersigned acquired the Baxter Shares received in the Arrangement and the provisions of Rule 145(d)(2) are then available to the undersigned, (iii) two years shall have elapsed from the date the undersigned acquired the Baxter Shares received in the Arrangement and the provisions of Rule 145(d)(3) are then available to the undersigned or (iv) Baxter has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Baxter or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

           Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter.

           Baxter agrees that, for a period of at least three years after the effective date of the Arrangement, it will make publicly available the information required by, and in the manner specified by, Rule 144(c), or any successor rule thereto, under the Securities Act.

           This letter may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                                   Sincerely,



                                   --------------------------------
                                   Name:

Accepted this __ day of __________ , 1999 :

BAXTER INTERNATIONAL, INC.




By:________________________________
Name:
Title:

                                     ANNEX E
                                     -------

                                 FORM OF OPINION

                             THOMAS J. SABATINO, JR.

             CORPORATE VICE PRESIDENT AND GENERAL COUNSEL OF PARENT


     1. Parent has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

     2. Parent has the corporate power and corporate authority to enter into the Agreement and to perform its obligations thereunder.

     3. All requisite corporate action on the part of Parent to authorize the execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly and validly taken.

     4. The Agreement has been duly and validly executed and delivered by Parent, and assuming the due authorization, execution and delivery of the Agreement by Acquireco and the Company, the Agreement is a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

     5. Upon issuance of shares of Parent Common Stock pursuant to the Agreement, such shares of Parent Common Stock will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

                                     ANNEX F
                                     -------




                                     [Date]



[Acquiror]


Ladies and Gentlemen:

           We have acted as patent counsel to ______________, a ______________ corporation (the "Company") since ____________ in connection with the entering into by the Company of that certain Share Exchange Agreement between Acquiror and the Company, dated as of November 17, 1999 (the "Share Exchange Agreement"). This opinion is provided to you pursuant to Section _____ of the Share Exchange Agreement.

           For the purposes of rendering the opinions set forth below, we have reviewed the following (collectively the "Documents"):

     1. the Share Exchange Agreement;

     2. the results of searches of records of the United States Patent and Trademark Office ("PTO") relevant to ownership of each issued U.S. patent listed in Schedules A, B, C and D annexed hereto, said searches having been conducted on, or about, [DATE]; and

     3. the results of a patent litigation search of the LitAlert database conducted on, or about, [DATE], with respect to each U.S. patent listed in Schedules A B, C and D; and

     4. copies of the license agreements listed in Schedule I, as such copies were provided to us, by, or on behalf of, the Company.

     5. the results of searches relevant to ownership of each issued U.S. patent listed in Schedules A, B, C and D annexed hereto, said searches having been conducted on, or about, [DATE];

     6. [INSERT DETAILS OF OTHER DOCUMENTS RELIED UPON BY PATENT COUNSEL IN RENDERING THIS OPINION].

           Whenever our opinions herein are qualified by the phrase "to the best of our knowledge," except as may be further qualified below, such language means that based upon the knowledge of attorneys presently within our firm after review of all the Documents, and such review of our files, including the prosecution file histories for the U.S. patents and patent applications listed in Schedules A, B, C, D, E, F, G and H and inquiries of officers of the Company, as we have deemed appropriate, we believe that such opinions are factually correct.

           Based upon, and subject to the foregoing, and a review of such matters of law as we have deemed appropriate, it is our opinion and judgment and that:

           1. The Company owns each of the U.S. patents and applications that are listed in Schedule A, B, E and F.

           2. No security interests have been recorded in the USPTO with respect to any of the U.S. patents listed in Schedules A, B, C or D, with respect to any of the U.S. patent applications listed in Schedules E or G.

           3. To the best of our knowledge, except as disclosed in Schedule ___ to the Share Exchange Agreement, no third party has any rights to any of the U.S. patents that are referred to in the Share Exchange Agreement and/or listed in Schedule A, B, C or D or with respect to any of the U.S. patent applications that are referred to in the Share Exchange Agreement and/or listed in Schedules E, F, G or H and, to our best knowledge, each of such patents and patent applications properly names all of the inventors of the subject inventions.

           4. To the best of our knowledge, except as disclosed in Schedule ___ to the Share Exchange Agreement, there are no pending, or threatened, legal or governmental proceedings relating to any of the U.S. patents listed in Schedule A, B, C and D or any of the U.S. Patent Applications listed in Schedules E, F, G and H.

           5. The License Agreements listed in Schedule I grant the Company rights in the U.S. patents and patent applications which are listed in Schedules C, D, G and H, and such License Agreements are validly binding and enforceable under federal case law relating to the licensing of patent rights.

           6. To the best of our knowledge, except as disclosed in Schedule ___ to the Share Exchange Agreement, no interference has been declared or provoked with respect to any of the U.S. patents listed in Schedules A, B, C or D, or with respect to any of the U.S. Patent Applications that are listed in Schedules E, F, G or H.

           7. To the best of our knowledge, without any searches having been conducted for the purpose of rendering this opinion, no third party is infringing any of the U.S. patents that are listed in Schedules A, B, C or D.

           8. To the best of our knowledge, the Company has not received any notice challenging the validity or enforceability of any of the U.S. patents that are listed in Schedules A, B, C or D and to our best knowledge there is no basis for such a challenge.

           9. While there can be no guarantee that any particular patent application will issue as a patent, each of the U.S. patent applications that are listed in Schedules E, G and H, was properly filed, and is being properly and diligently prosecuted, in the U.S. Patent and Trademark Office.

           10. to the Best of Our Knowledge, for each U.S. patent application listed in Schedules E or G, all information known, to date, to be "material to patentability", as defined in 37 C.F.R. Section 1.56(b), has been disclosed, or will be disclosed pursuant to 37 C.F.R. Section 1.97, to the U.S. Patent and Trademark Office.

           11. To the best of our knowledge, without any searches specifically having been conducted, or having been required to have been conducted, for the purpose of rendering this opinion, while there can be no guarantee that any particular patent application will issue as a patent, each of the U.S. patent applications that are listed in Schedules E, G and H, discloses patentable subject matter.

           12. To the best of our knowledge, no liens have been recorded against the Company with respect to any of the U.S. patents that are listed in Schedules A, B, C or D, or with respect to any of the U.S. patent applications that are listed in Schedules, E, F, G or H.

           13. To the best of our knowledge, no claim, which is presently pending, has been asserted against the Company relating to the potential infringement of, or conflict with, any patents, trademarks, copyrights, trade secrets, or proprietary rights, of others.

           This opinion is for Acquiror's information only, is to be relied upon only by Acquiror, and is to be used only in connection with the transaction reflected in the Share Exchange Agreement.

                                 Very truly yours,



                                 PATENT COUNSEL


cc:

                                   SCHEDULE A
                          PATENTS OWNED BY THE COMPANY
                           [FILED AND/OR PROSECUTED BY
                                 PATENT COUNSEL]


                                                            Outside Counsel &
    Patent No.        Serial No.    Assignee/Recordation        Docket No.
------------------  -------------  ----------------------   -----------------

                                   SCHEDULE B
                          PATENTS OWNED BY THE COMPANY
                  [FILED AND PROSECUTED BY AN ENTITY OTHER THAN
                                 PATENT COUNSEL]



                                                            Outside Counsel &
    Patent No.        Serial No.    Assignee/Recordation        Docket No.
------------------  -------------  ----------------------   -----------------

                                   SCHEDULE C

                         PATENTS LICENSED TO THE COMPANY
                           [FILED AND/OR PROSECUTED BY
                                 PATENT COUNSEL]



                                                            Outside Counsel &
    Patent No.        Serial No.    Assignee/Recordation        Docket No.
------------------  -------------  ----------------------   -----------------

                                   SCHEDULE D

                         PATENTS LICENSED TO THE COMPANY
                  [FILED AND PROSECUTED BY AN ENTITY OTHER THAN
                                 PATENT COUNSEL]


                                                            Outside Counsel &
    Patent No.        Serial No.    Assignee/Recordation        Docket No.
------------------  -------------  ----------------------   -----------------

                                   SCHEDULE E
                    PATENT APPLICATIONS OWNED BY THE COMPANY
                           [FILED AND/OR PROSECUTED BY
                                 PATENT COUNSEL]



                                                            Outside Counsel &
    Patent No.        Serial No.    Assignee/Recordation        Docket No.
------------------  -------------  ----------------------   -----------------

                                   SCHEDULE F
                    PATENT APPLICATIONS OWNED BY THE COMPANY
                  [FILED AND PROSECUTED BY AN ENTITY OTHER THAN
                                 PATENT COUNSEL]


                                                            Outside Counsel &
    Patent No.        Serial No.    Assignee/Recordation        Docket No.
------------------  -------------  ----------------------   -----------------

                                   SCHEDULE G

                   PATENT APPLICATIONS LICENSED TO THE COMPANY
                           [FILED AND/OR PROSECUTED BY
                                 PATENT COUNSEL]


                                                            Outside Counsel &
    Patent No.        Serial No.    Assignee/Recordation        Docket No.
------------------  -------------  ----------------------   -----------------

                                   SCHEDULE H

                   PATENT APPLICATIONS LICENSED TO THE COMPANY
                  [FILED AND/OR PROSECUTED BY ENTITY OTHER THAN
                                 PATENT COUNSEL]


                                                            Outside Counsel &
    Patent No.        Serial No.    Assignee/Recordation        Docket No.
------------------  -------------  ----------------------   -----------------

                                   SCHEDULE I

                               LICENSE AGREEMENTS

                                    ANNEX G-1
                                    ---------

                 FORM OF OPINION OF U.S. COUNSEL TO THE COMPANY




       1. Each Company Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each Company Subsidiary has the requisite corporate power to own, lease and operate its property and assets and to conduct its business as it is currently being conducted and the Company and each Company Subsidiary is qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in the United States which the conduct of its business or the character of the properties owned, leased or operated by it requires such qualification, other than jurisdictions in which the failure to be so qualified may not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

       2. Assuming the due authorization, execution and delivery of the Agreement by Parent and Acquireco, the Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

       3. The execution and delivery by the Company of the Agreement and the performance by the Company of its obligations under the Agreement in accordance with its terms, does not (i) conflict with the certificate of incorporation or bylaws (or equivalent organizational documents) of any Company Subsidiary, (ii) except as disclosed in the Share Purchase Agreement, constitute a violation of or a default under or require any consent or waiver under any Material Contracts, (iii) conflict with or result in a violation of an order, writ, judgment or decree known to us which the Company or any Company Subsidiary is a party or is subject, except for such conflicts, violations or defaults which may not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

       4. Neither the execution, delivery or performance by the Company of the Agreement nor the compliance by the Company with the terms and provisions thereof contravenes any provision of any Applicable Law (as hereinafter defined). "Applicable Laws" shall mean the corporate law of the State of Delaware, the laws, rules and regulations of the State of New York and the federal laws of the United States of America.

       5. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution or delivery or performance of the Agreement by the Company. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any regulatory or governmental authority (other than the FDA, as to which such counsel need express no opinion) pursuant to Applicable Laws of the United States.

       6. To such counsel's knowledge, there is no action, proceeding or investigation pending or threatened against the Company or any Company Subsidiary before any court or administrative agency that questions the validity of the Agreement.

                                    ANNEX G-2
                                    ---------


               FORM OF OPINION OF CANADIAN COUNSEL TO THE COMPANY


       1. Based solely on the Certificate of Compliance issued by Industry Canada dated [ ], the Company is validly existing as a corporation under the laws of Canada.. The Company has the requisite corporate power to own, lease and operate its property and assets and to conduct its business as it is currently being conducted.

       2. The Company has the corporate power and corporate authority to execute and deliver the Agreement and perform its obligations thereunder. Other than obtaining the requisite shareholder and court approvals in connection with the Arrangement, the execution and delivery of the Agreement and the consummation by the Company of the Arrangement have been duly authorized by all requisite corporate action on the part of the Company.

       3. Neither the execution, delivery or performance by the Company of the Agreement nor the compliance by the Company with the terms and provisions thereof contravenes (i) the certificate of incorporation or the bylaws (or equivalent organizational documents) of the Company or (ii) any provision of any Canadian Applicable Law (as hereinafter defined). "Canadian Applicable Laws" shall mean the federal laws of Canada and the laws of the Province of Ontario.

       4. No Canadian Governmental Approval (as hereinafter defined), which has not been obtained or taken, is required by the Company to authorize the Agreement or is required by the Company in connection with the execution or delivery or performance of the Agreement by the Company. "Canadian Governmental Approval" means any consent, approval, authorization or filing with, any regulatory or governmental authority pursuant to Canadian Applicable Laws.

       5. To such counsel's knowledge, without any independent investigation, there is no action, proceeding or investigation pending or threatened against the Company or any Company Subsidiary before any court or administrative agency that questions the validity of the Agreement.

                                     ANNEX H
                                     -------

                            TERM SHEET TO TAX LETTER


The parties will modify the existing GRA indemnity agreement only in the following respects:

1) The taxpayer agrees to file tax returns consistent with the position that the GRA has terminated and is no longer in effect as a result of the taxable sale of NAVA to Baxter.

2) Baxter will indemnify the taxpayer for any penalties or additions to tax if the sale of NAVA to Baxter is determined to trigger the GRA.

3) Baxter will have exclusive authority to represent the taxpayer before the IRS or other taxing authority or court with respect to this issue only. The taxpayer agrees to provide a power of attorney as necessary to Baxter or its representatives.

4) The taxpayer agrees to cooperate with Baxter and give Baxter timely notice of any tax notification.

5) Baxter agrees to pay for the costs of representing and defending the taxpayer, and to reimburse the taxpayer for all out-of-pocket expenses.

6) The agreement shall be binding on the taxpayer's heirs, successors, and assigns.